UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021

Sykes Enterprises, Incorporated

(Exact name of registrant as specified in its charter)

Florida	0-28274	56-1383460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 North Ashley Drive, Suite 2800, Tampa, Florida	33602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 274-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SYKE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On June 17, 2021, Sykes Enterprises, Incorporated, a Florida corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sitel Worldwide Corporation, a Delaware corporation (“Parent”), and Florida Mergersub, Inc., a Florida corporation and wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are subsidiaries of Sitel Group, a leading global provider of customer experience (CX) products and solutions.

Upon the unanimous recommendation of a special transaction committee of the Board of Directors (the “Special Committee”), the Company’s Board of Directors (the “Board”) has unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, upon the terms and subject to the conditions set forth therein, are fair to, and in the best interests of, the Company and the Company’s shareholders; (b) approved and declared advisable the Merger Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth therein; (c) directed that the Merger Agreement be submitted to a vote of the Company’s shareholders for adoption at a special meeting of the Company’s shareholders; and (d) resolved to recommend that Company shareholders vote in favor of adoption of the Merger Agreement in accordance with the Florida Business Corporation Act.

Merger Consideration

On the terms, and subject to the conditions, of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”). As a result of the Merger, each share of the Company’s common stock (“Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than cancelled shares) will be converted at the Effective Time into the right to receive $54.00 in cash (the “Merger Consideration”), without interest and subject to any required tax withholding.

At the Effective Time, each Company stock appreciation right (“Company SAR”) that is outstanding under any Company equity incentive plan immediately prior to the Effective Time shall have all rights thereunder cancelled by virtue of the Merger and each former holder of any cancelled Company SAR that has an exercise price that is greater than the Merger Consideration shall be entitled to an amount in cash, without interest, equal to the product of (A) the Merger Consideration minus the exercise price thereof multiplied by (B) the number of shares of Company Common Stock subject to such Company SAR, less any applicable withholding taxes. Each Company SAR that is not in-the-money shall be automatically cancelled immediately prior to the Effective Time for no consideration.

At the Effective Time, each Company restricted stock unit or Company performance stock unit covering shares of Company Common Stock granted under the Company’s equity incentive plans that is outstanding immediately prior to the Effective Time shall become fully vested (with the performance stock units deemed achieved at one-hundred percent, in accordance with the terms of the applicable award agreements) and cancelled in exchange for an amount in cash equal to the Merger Consideration multiplied by the number of shares of Company Common Stock subject to such Company restricted stock unit or Company performance stock unit, less any required tax withholding.

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Conditions to the Merger

Consummation of the Merger is subject to customary closing conditions, including, among others, (i) the absence of certain legal impediments that prohibit the consummation of the Merger and the other transactions contemplated by the Merger Agreement, (ii) receipt of certain regulatory clearances, including, the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the adoption of the Merger Agreement by the holders of a majority of the issued and outstanding shares of Company Common Stock and (iv) all consents, approvals, clearances and other authorizations of any governmental entity.

If the Merger is consummated, the Company’s Common Stock will be delisted from the NASDAQ Stock Market and deregistered under the Securities Exchange Act of 1934 (the “Exchange Act”).

Representations and Warranties and Covenants

The parties have each made customary representations and warranties. Parent has agreed, subject to the terms of the Merger Agreement, to various covenants and agreements, including, among others, to use its reasonable best efforts to obtain debt financing as contemplated by the Merger Agreement. The Company has agreed, subject to the terms of the Merger Agreement, to various covenants and agreements, including, among others: (i) to conduct its business in the ordinary course and in a manner consistent with past practice during the period between the execution of the Merger Agreement and the consummation of the Merger and not to engage in certain kinds of transactions during such period; (ii) not to solicit proposals relating to alternative transactions to the Merger with a third party or engage in discussions or negotiations with respect thereto; and (iii) to use reasonable best efforts to cooperate with Parent’s efforts to obtain debt financing. The parties have also agreed to use their respective reasonable best efforts to obtain regulatory clearances.

Termination and Termination Fees

Either Company or Parent may terminate the Merger Agreement prior to the Effective Time by mutual written consent and in certain other circumstances, including if (1) the Merger is not completed by November 17, 2021, subject to certain extension rights by the parties on no more than two successive occasions of two (2) months each (not to exceed 9 months after the date of the Merger Agreement) (an “Outside Date Termination”), (2) the Company’s shareholders fail to adopt the Merger Agreement (a “Shareholder Vote Termination”), (3) a governmental authority of competent jurisdiction has issued a final non-appealable governmental order or law prohibiting the Merger, or (4) the other party breaches its representations, warranties or covenants in the Merger Agreement in a way that would entitle the party seeking to terminate the Merger Agreement not to consummate the Merger, subject to the right of the breaching party to cure the breach (a “Representation/Covenant Breach Termination”). Parent may terminate the Merger Agreement if (1) prior to receiving the Company’s shareholder approval, the Company’s Board changes, withholds or withdraws its recommendation in favor of the Merger to the Company’s shareholders (an “Adverse Recommendation Termination”) or (2) the Company has willfully and materially breached its “no-shop” obligations (a “No-Shop Breach Termination”). In addition, subject to compliance with specified process and notice requirements, the Company may terminate the Merger Agreement (1) in order to concurrently enter into a definitive agreement for a transaction that constitutes a Superior Proposal (as defined in the Merger Agreement) (a “Superior Proposal Termination”) prior to receiving the Company’s shareholder approval or (2) if Parent fails to close the Merger (a “Closing Failure Termination”) when required to do so under the Merger Agreement.

The Company will be required to make a payment to Parent of $66,000,000 (the “Company Termination Fee”) if an Adverse Recommendation Termination, a No-Shop Breach Termination or a Superior Proposal Termination occurs. The Company Termination Fee may also become payable by the Company under certain specified circumstances where (i) an Outside Date Termination or a Shareholder Vote Termination occurs, (ii) prior to such termination, an acquisition proposal has been publicly announced or disclosed and not withdrawn or otherwise abandoned and (iii) within one year following such termination, either an acquisition transaction is consummated by the Company or the Company enters into a definitive agreement providing for the consummation of an acquisition transaction.

Parent will be required to make a payment to Company of $99,000,000 if a Closing Failure Termination occurs.

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Financing

The Merger is not subject to a financing condition. Parent has obtained a debt financing commitment for the purpose of financing the transactions contemplated by the Merger Agreement. The debt financing will enable Parent and Merger Sub to consummate the Merger and to pay all related fees and expenses. The obligations of certain debt commitment parties to provide the debt financing are subject to customary conditions.

No Solicitation

Following the date of the Merger Agreement and until the Effective Time or the termination of the Merger Agreement, the Company must comply with customary non-solicitation restrictions. However, the Company’s Board is permitted to consider bona fide, unsolicited, written Takeover Proposals (as defined in the Merger Agreement) that the Company’s Board determines are or are reasonably expected to result in a Superior Proposals (as defined in the Merger Agreement). In such a scenario, the Company’s Board must comply with certain notice and negotiation requirements with Parent, as set forth in the Merger Agreement. Subject to certain customary “fiduciary out” exceptions, the Company’s Board may not change its shareholder recommendation in favor of the Merger, whether in connection with the Company’s receipt of a Superior Proposal or the occurrence of an Intervening Event (as defined in the Merger Agreement), and the Company may not terminate the Merger Agreement in order to accept a Superior Proposal.

Other Matters

The Merger Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other and may apply contractual standards of materiality that are different from materiality under applicable securities laws. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedules that the Company delivered to Parent in connection with signing the Merger Agreement. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement, are modified in important part by the underlying disclosure schedules, and qualified as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures and unless required by applicable law, the Company undertakes no obligation to update such information.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On June 18, 2021, the Company issued a press release announcing the parties’ entry into the Merger Agreement. A copy of the press release is filed as Exhibits 99.1 hereto and is incorporated into this Item 8.01 by reference. The press release contains forward looking statements which should be read together with the important factors referred to or incorporated by reference in the “Cautionary Statement Regarding Forward-Looking Statements” below.

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Additional Information and Where to Find It

In connection with the proposed Merger, the Company will file with the SEC a proxy statement (the “Proxy Statement”) and mail the proxy statement to its shareholders. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS, WHEN THEY BECOME AVAILABLE, AND ANY RELATED AMENDMENTS OR SUPPLEMENTS, EACH AS FILED WITH THE SEC. EACH OF THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement and other documents (when available) that the Company files with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at http://investor.sykes.com/company/investors/financial-reports-and-filings/secfilings/default.aspx.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of the Company in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement described above when it is filed with the SEC. Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement on Schedule 14A for its 2021 Annual Meeting of Shareholders, which was filed with the SEC on April 16, 2021. If the holdings of the Company’s securities change from the amounts provided in the proxy statement on Schedule 14A for its 2021 Annual Meeting of Shareholders, or from the amounts provided in the Proxy Statement, such changes will be set forth in SEC filings on Forms 3, 4 and 5. These documents are available free of charge as described above.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are often identified by terminology such as “anticipate,” “approximate,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “hope,” “intend,” “may,” “might,” “outlook, “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or “would” or the negative thereof or other variations thereon or comparable terminology.

Such forward-looking statements are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the

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Company’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements and as it relates to the proposed Merger include, but are not limited to:

•

the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including those circumstances in which the Company would be required to pay a termination fee;

•

the failure of the parties to satisfy conditions precedent to the completion of the proposed Merger, including the failure of the Company’s shareholders to approve the proposed Merger or the transaction parties’ failure to obtain necessary regulatory approvals;

•

the later existence of any unanticipated difficulties or expenses related to the proposed Merger, including the disruption of any existing plans or any impact on employee retention following the announcement of the proposed Merger;

•

the risk that regulatory or other approvals are delayed or are subject to terms and conditions not otherwise anticipated, or that the proposed Merger may not be otherwise completed in a timely manner or at all;

•	the impact of any response to the announcement and pendency of the Merger by customers, business partners, service providers or other government regulators;

•

the commencement of any legal proceedings or the entry of any judgments or settlements, including any lawsuits that may be filed against the Company, its board of directors, executive officers or other individuals following the announcement of the proposed Merger;

•	risks related to diverting management’s attention from the Company’s ongoing business operations; and

•

the risks, uncertainties, and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed or furnished with the Securities and Exchange Commission.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of the Company described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 26, 2021, and other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at https://investor.sykes.com/company/investors/financial-reports-andfilings/sec-filings/default.aspx. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are included with this Report:

Exhibit No:	Description

2.1	Agreement and Plan of Merger, dated June 17, 2021, among Sykes Enterprises, Incorporated, Sitel Worldwide Corporation and Florida Mergersub, Inc.*

99.1	Press Release of the Company, dated June 18, 2021.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

*

The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted document to the Securities and Exchange Commission (“SEC”) upon request.

(Remainder of page intentionally left blank.)

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYKES ENTERPRISES, INCORPORATED

	By:	/s/ John Chapman
John Chapman Chief Finance Officer

Date: June 21, 2021

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Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

By and Among

SITEL WORLDWIDE CORPORATION

FLORIDA MERGERSUB, INC.

and

SYKES ENTERPRISES, INCORPORATED

Dated as of June 17, 2021

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), is entered into as of June 17, 2021, by and among Sykes Enterprises, Incorporated, a Florida corporation (the “Company”), Sitel Worldwide Corporation, a Delaware corporation (“Parent”), and Florida Mergersub, Inc., a Florida corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Section 8.01 hereof.

RECITALS

WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth herein;

WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, and in accordance with the Florida Business Corporation Act (the “FBCA”), each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), will be converted into the right to receive the Merger Consideration except as otherwise provided in this Agreement;

WHEREAS, after considering such factors as the Board of Directors of the Company (the “Company Board”) deems relevant, including the long-term prospects and interests of the Company and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the Company and its Subsidiaries, the communities and society in which the Company and its Subsidiaries operate, and the economy of the state and the nation, the Company Board has unanimously: (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, the Company and the Company’s shareholders; (b) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein; (c) directed that this Agreement be submitted to a vote of the Company’s shareholders for adoption at the Company Shareholders Meeting; and (d) resolved to recommend that Company shareholders vote in favor of adoption of this Agreement in accordance with the FBCA;

WHEREAS, the respective Boards of Directors of Parent and Merger Sub have each unanimously: (a) determined that it is in the best interests of Parent or Merger Sub, as applicable, and their respective shareholders, and declared it advisable, to enter into this Agreement; and (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; and

WHEREAS, the parties desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and the other transactions contemplated by this Agreement and also to prescribe certain terms and conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE I

THE MERGER

Section 1.01 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the FBCA, at the Effective Time, Merger Sub will merge with and into the Company (the “Merger”) whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue its existence under Florida law as the surviving corporation in the Merger and a wholly owned subsidiary of Parent (sometimes referred to herein as the “Surviving Corporation”).

Section 1.02 Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at 10:00 a.m. local time, as soon as practicable (and, in any event, within three (3) Business Days) after the satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto; provided that, subject to Parent’s waiver in its sole discretion, in no event shall the Closing Date be prior to August 20, 2021. The Closing shall be held at the offices of Freshfields Bruckhaus Deringer US LLP, 601 Lexington Avenue, New York, NY 10022 (provided that the Closing may take place by conference call and electronic delivery (e.g., email/PDF) of signatures), unless another place is agreed to in writing by the parties hereto, and the actual date of the Closing is hereinafter referred to as the “Closing Date”.

Section 1.03 Effective Time. On the Closing Date, the Company and Merger Sub shall file with the Department of State of the State of Florida articles of merger (the “Articles of Merger”), executed in accordance with, and containing such information as is required by, the relevant provisions of the FBCA in order to effect the Merger. The Merger shall become effective at such time as the Articles of Merger have been filed with the Department of State of the State of Florida or at such time as may be agreed between the parties and specified in Articles of Merger in accordance with the relevant provisions of the FBCA (such time is hereinafter referred to as the “Effective Time”).

Section 1.04 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the FBCA. From and after the Effective Time, the Surviving Corporation shall possess all of the property, rights, powers, privileges, franchises of the Company and be subject to all of the debts, liabilities and duties of the Company.

Section 1.05 Articles of Incorporation; By-Laws. At the Effective Time: (a) the articles of incorporation of the Surviving Corporation shall be amended and restated so as to to read substantially identically to the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and such amended and restated articles of incorporation will become the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the FCBA and such articles of incorporation; provided, however, that at the Effective Time the articles of incorporation of the Surviving Corporation will be amended so that the name of the Surviving Corporation will be “Sykes Enterprises, Incorporated”; and (b) the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name, until thereafter amended in accordance with the terms thereof, the articles of incorporation of the Surviving Corporation, or as provided by applicable Law.

Section 1.06 Directors and Officers. The directors and officers of Merger Sub, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the articles of incorporation and by-laws of the Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK; PAYMENT FOR SHARES

Section 2.01 Effect of the Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, or the Company or the holder of any capital stock of Parent, Merger Sub, or the Company:

(a) Cancellation of Certain Company Common Stock. Each share of Company Common Stock that is owned by Parent or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly-owned Subsidiaries as of immediately prior to the Effective Time (“Cancelled Shares”) will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

(b) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares) will be converted into the right to receive $54.00 in cash, without interest thereon (the “Merger Consideration”).

(c) Cancellation of Shares. At the Effective Time, all shares of Company Common Stock will no longer be outstanding and all shares of Company Common Stock will be cancelled and retired and will cease to exist, and each holder of: (i) a certificate formerly representing any shares of Company Common Stock (each, a “Certificate”); or (ii) any book-entry shares which immediately prior to the Effective Time represented shares of Company Common Stock (each, a “Book-Entry Share”) will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.02 hereof.

(d) Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid, and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers, and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing shares of Merger Sub common stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

Section 2.02 Surrender and Payment.

(a) Paying Agent; Payment Fund. Prior to the Effective Time, Parent shall appoint a paying agent reasonably acceptable to the Company (the “Paying Agent”) to act as the agent for the purpose of paying the Merger Consideration for: (i) the Certificates; and (ii) the Book-Entry Shares. On or before the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent, sufficient funds to pay the aggregate Merger Consideration that is payable in respect of all of the shares of Company Common Stock represented by the Certificates and the Book-Entry Shares (other than Cancelled Shares) (the “Payment Fund”) in amounts and at the times necessary for such payments. In connection therewith, Parent shall enter into an agreement with the Paying Agent in a form reasonably acceptable to the Company. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares shall be entitled under Section 2.01(b), Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit additional cash with the Paying Agent sufficient to make all payments required under this Agreement, and Parent and the Surviving Corporation shall in any event be liable for the payment thereof. The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall pay all charges and expenses of the Paying Agent, in connection with the exchange of shares of Company Common Stock for the Merger Consideration. Promptly after the Effective Time (but in no event later than five (5) Business Days after the Effective Time), Parent shall cause the Paying Agent to send, to each record holder of shares of Company Common Stock (as of immediately prior to the Effective Time), whose Company Common Stock was converted pursuant to Section 2.01(b) into the right to receive the Merger Consideration, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Paying Agent, and which letter of transmittal will be in customary form and have such other provisions as Parent and the Surviving Corporation may reasonably specify) for use in such exchange.

(b) Procedures for Surrender; No Interest. Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Company Common Stock represented by a Certificate or Book-Entry Share upon: (i) surrender to the Paying Agent of a Certificate, together with a duly completed and validly executed letter of transmittal in accordance with the instructions thereto and such other documents as may reasonably be requested by the Paying Agent; or (ii) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of Book-Entry Shares. Until so surrendered or transferred, as the case may be, each such Certificate or Book-Entry Share, as applicable, shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of any Certificate or Book-Entry Share. Upon payment of the Merger Consideration pursuant to the provisions of thisArticle II, each Certificate or Certificates or Book-Entry Share or Book-Entry Shares so surrendered or transferred, as the case may be, shall immediately be cancelled.

(c) Investment of Payment Fund. Until disbursed in accordance with the terms and conditions of this Agreement, the cash in the Payment Fund will be invested by the Paying Agent, as directed by Parent or the Surviving Corporation, in: (i) obligations of or fully guaranteed by the United States; (ii) short-term commercial paper rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; (iii) certificates of deposit, bank repurchase agreements, or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available); or (iv) money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months. No losses with respect to any investments of the Payment Fund will affect the amounts payable to the holders of Certificates or Book-Entry Shares. Any income from investment of the Payment Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

(d) Payments to Non-Registered Holders. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it shall be a condition to such payment that: (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred; and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Paying Agent that such Tax has been paid or is not payable.

(e) Full Satisfaction. All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or Book-Entry Shares, and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in thisArticle II.

(f) Termination of Payment Fund. Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock twelve months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.02 (and Section 2.05 in the case of lost, stolen or destroyed Certificates) prior to that time shall thereafter look only to Parent (subject to abandoned property, escheat, or other similar Laws), as general creditors thereof, for payment of the Merger Consideration without any interest. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat, or similar Laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock two years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity) shall become, to the extent permitted by applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

Section 2.03 Adjustments. Without limiting the other provisions of this Agreement, including the restrictions set forth in Section 5.01, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur (other than the issuance of additional shares of capital stock of the Company as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change.

Section 2.04 Withholding Rights. Each of the Paying Agent, Parent, Merger Sub, and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article II such amounts as may be required to be deducted and withheld with respect to the making of such payment under any Tax Laws. To the extent that amounts are so deducted and withheld and remitted to the appropriate Governmental Entity by the Paying Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Paying Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, made such deduction and withholding.

Section 2.05 Lost Certificates. If any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and, if required by Parent or the Paying Agent as a condition precedent to the payment of the Merger Consideration due with respect thereto, the posting by such Person of a bond, in such reasonable amount as Parent or the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen, or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate as contemplated under this Article II.

Section 2.06 Treatment of Company Equity Awards.

(a) Restricted Stock Units and Performance Stock Units and Performance Stock Units.

(i) The Company shall take all requisite action so that, at the Effective Time, each Company Restricted Stock Unit or Company Performance Stock Unit that is outstanding under any Company Stock Plan immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, vest in full and become free of restrictions and shall be cancelled and converted automatically, in accordance with the procedures set forth in this Agreement, into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the Merger Consideration multiplied by the total number of shares of Company Common Stock subject to such award immediately prior to the Effective Time (with any such Company Performance Stock Units deemed achieved at one hundred percent (100%) of the Company Performance Stock Units granted) less any Taxes required to be withheld with respect to such Company Restricted Stock Unit or Company Performance Stock Unit in accordance with Section 2.04.

(ii) As promptly as reasonably practicable following the Closing Date, but in no event later than the next regularly scheduled payroll date that is at least two (2) Business Days following the Closing Date, Parent shall cause the Surviving Corporation to pay the Merger Consideration described in Section 2.06(a)(i) to holders of Company Equity Awards through the payroll system or payroll provider of the Surviving Corporation (after giving effect to any required Tax withholding). If any payment of the Merger Consideration cannot be made through the Company’s or the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation will issue a check for such payment to such holder (less applicable withholding Taxes), which check will be sent by overnight courier to such holder as promptly as reasonably practicable following the Closing Date.

(b) Company Stock Appreciation Rights.

(i) At the Effective Time, each Company stock appreciation right (“Company SAR”) that is outstanding under any Company Stock Plan immediately prior to the Effective Time shall have all rights thereunder cancelled by virtue of the Merger and without any action on the part of the holder thereof, and each former holder of any cancelled In-the-Money SAR, in exchange therefor shall be entitled to an amount in cash, without interest, equal to the product of (A) the SAR Per Share Consideration multiplied by (B) the number of shares of Company Common Stock subject to such In-the-Money SAR, less any applicable withholding Taxes. Each Company SAR that is not an In-the-Money SAR shall be automatically cancelled immediately prior to the Effective Time for no consideration. Following the Effective Time, no holder of any Company SAR shall have the right to acquire any equity interest in the Company or the Surviving Corporation in respect thereof.

(ii) With respect to In-the-Money SARs held by employees, as promptly as reasonably practicable following the Closing Date, but in no event later than the next regularly scheduled payroll date that is at least two (2) Business Days following the Closing Date, Parent shall cause the Surviving Corporation to deliver through its payroll system the consideration provided for bySection 2.06(b)(i) to such holder. If such payment cannot be made through the Company’s or the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation will issue a check for such payment to such holder, which check will be sent by overnight courier to such holder as promptly as reasonably practicable following the Closing Date, but in no event later than the first regularly scheduled payroll date following thirty days after the Closing Date. With respect to non-employee holders of In-the-Money SARs, the Paying Agent shall pay to each such holder the consideration provided for herein following the Closing Date.

(c) Resolutions and Other Company Actions. At or prior to the Effective Time, the Company, the Company Board, and the compensation committee of such board, as applicable, shall adopt any resolutions and take any actions (including, if appropriate, amending the Company Stock Plans and individual grant agreements and obtaining consents from the holders of the Company SARs and/or delivering the holders thereof notices thereto) necessary to give effect to the transactions provided for in this Section 2.06 and to ensure that from and after the Effective Time, each holder of an outstanding Company SAR or a Company Restricted Share shall cease to have any rights with respect thereto and no participant in any other Company Benefit Plan will have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any of their respective Subsidiaries; and the termination as of the Effective Time of all Company Stock Plans and any other Company Benefit Plan providing for any equity interest in respect of the Company or its Subsidiaries.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the correspondingly numbered Section of the disclosure letter, dated as of the date of this Agreement and delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Letter”), that relates to such Section or in another Section of the Company Disclosure Letter (but only to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such other Section), and except as set forth in the Company SEC Documents that are publicly available at least two days prior to the date hereof (other than disclosures contained or referenced therein under the captions “Risk Factors,” (except to the extent such disclosures are historical factual statements specifically about the Company or its Subsidiaries contained therein) “Quantitative and Qualitative Disclosures About Market Risk,” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature) (it being acknowledged that nothing disclosed in the Company SEC Documents will be deemed to modify or qualify the representations and warranties set forth in Section 3.02, Section 3.03(a), Section 3.03(d) or Section 3.05(a)), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.01 Organization.

(a) The Company and each of its Subsidiaries is a corporation, limited liability company, or other legal entity duly organized, validly existing, and in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) under the Laws of its jurisdiction of organization, and has all the requisite corporate, limited liability company, or other organizational, as applicable, power and authority to own, lease, and operate its properties and assets and to carry on its business as now conducted except where the failure to be in good standing has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company, or other legal entity and is in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) in each jurisdiction where the character of the assets and properties owned, leased, or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company has made available to Parent a true, complete and correct copy of the articles of incorporation, by-laws, or like organizational documents, each as amended to date, of the Company and each of its Subsidiaries that are a ‘significant subsidiary’ as such term is defined in Rule 1-02(w) of Regulation S-X promulgated pursuant to the Exchange Act (collectively, the “Charter Documents”). Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Charter Documents.

Section 3.02 Capital Structure.

(a) Capital Stock. The authorized capital stock of the Company consists of: (i) 200,000,000 shares of Company Common Stock; and (ii) 10,000,000 shares of preferred stock, par value $.01 per share, of the Company (the “Company Preferred Stock”). As of the close of business on June 14, 2021 (the “Capitalization Date”): (A) 39,795,283 shares of Company Common Stock were issued and outstanding (not including shares held in treasury); (B) 143,825 shares of Company Common Stock were issued and held by the Company in its treasury; and (C) no shares of Company Preferred Stock were issued and outstanding or held by the Company in its treasury. All of the outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, and not subject to any pre-emptive rights. No Subsidiary of the Company owns any shares of Company Common Stock. From the Capitalization Date to the date of this Agreement, the Company has not issued or granted (or agreed or committed to issue or grant) any Company Securities.

(b) Stock Awards.

(i) As of the Capitalization Date, an aggregate of 4,164,874 shares of Company Common Stock were reserved for issuance pursuant to Company Stock Plans, zero shares of Company Common Stock subject to vesting, repurchase, or other lapse of restrictions were issued and outstanding, 359,199 shares of Company Common Stock were subject to issuance pursuant to Company Restricted Stock Units, 961,283 shares of Company Common Stock were subject to issuance pursuant to Company Performance Stock Units (assuming achievement of maximum performance), 70,997 shares of Company Common Stock were subject to issuance pursuant to Company SARs, of which all such shares of Company Common Stock were subject to issuance pursuant to In-the-Money SARs with a weighted average exercise price of $28.24 per share. Section 3.02(b)(i) of the Company Disclosure Letter sets forth as of the date of this Agreement a list of each outstanding Company Equity Award granted under the Company Stock Plans and: (A) the name of the holder of such Company Equity Award; (B) the maximum number of shares of Company Common Stock subject to such outstanding Company Equity Award and the plan under which it was granted; (C) if applicable, the exercise price, purchase price, or similar pricing of such Company Equity Award; (D) the date on which such Company Equity Award was granted or issued; and (E) the applicable vesting, repurchase, or other lapse of restrictions schedule, and the extent to which such Company Equity Award is vested and exercisable as of the date hereof. All shares of Company Common Stock subject to issuance under the Company Stock Plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, and non-assessable.

(ii) Except as set forth in Section 3.02(b)(ii) of the Company Disclosure Letter, there are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any Company Equity Award as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events). Other than the Company Equity Awards set forth in Section 3.02(b)(i) above, as of the date hereof, there are no outstanding: (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock of the Company; (B) options, warrants, or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company; or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company or its Subsidiaries (the items in clauses (A), (B), and (C), together with the capital stock of the Company, being referred to collectively as “Company Securities”). All outstanding shares of Company Common Stock, all outstanding Company Equity Awards and all outstanding shares of capital stock, voting securities, or other ownership interests in any Subsidiary of the Company, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.

(c) Company Subsidiary Securities. As of the date hereof, there are no outstanding: (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for capital stock, voting securities, or other ownership interests in any Subsidiary of the Company; (ii) options, warrants, or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any capital stock, voting securities, or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities, or other ownership interests in) any Subsidiary of the Company; or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of the Company, in each case that have been issued by a Subsidiary of the Company (the items in clauses (i), (ii), and (iii), together with the capital stock, voting securities, or other ownership interests of such Subsidiaries, being referred to collectively as “Company Subsidiary Securities”).

Section 3.03 Authority; Non-Contravention; Governmental Consents; Board Approval.

(a) Authority. The Company has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Merger, adoption of this Agreement by the affirmative vote or consent of the holders of a majority of the outstanding shares of Company Common Stock to adopt this Agreement (the “Company Shareholder Approval”), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company Board and, except for the Company Shareholder Approval and the filing of the Articles of Merger with the Department of State of the State of Florida, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Sub, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to applicable bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium or other similar Laws affecting creditor’s rights generally and the availability of equitable relief and any implied covenant of good faith and fair dealing (the “Enforceability Exceptions”).

(b) Non-Contravention. The execution, delivery, and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, do not and will not: (i) subject, in the case of the consummation of the Merger, to obtaining the Company Shareholder Approval, contravene or conflict with, or result in any violation or breach of, the Charter Documents of the Company or any of its Subsidiaries; (ii) assuming that all Consents contemplated by clauses (i) through (v) of Section 3.03(c) have been obtained or made and, in the case of the consummation of the Merger, obtaining the Company Shareholder Approval, conflict with or violate in any material respect any Law applicable to the Company or any of its Subsidiaries; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the Company’s or any of its Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Company Material Contract to which the Company or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of the Company or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Governmental Consents. No consent, approval, order, or authorization of, or registration, declaration, or filing with, or notice to (any of the foregoing being a “Consent”), any supranational, national, state, municipal, local, or foreign government, any instrumentality, subdivision, court, administrative agency or commission, or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority (a “Governmental Entity”) is required to be obtained or made by the Company in connection with the execution, delivery, and performance by the Company of this Agreement or the consummation by the Company of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Articles of Merger with the Department of State of the State of Florida; (ii) the filing of the Company Proxy Statement in definitive form with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or (B) any other Laws that are designed or intended to prohibit, restrict, or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or creation or strengthening of a dominant position through merger or acquisition (“Foreign Antitrust Laws” and, together with the HSR Act, the “Antitrust Laws”), in any case that are applicable to the transactions contemplated by this Agreement; (iv) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of the Nasdaq Global Select Market (“Nasdaq”); (v) the other Consents of Governmental Entities listed in Section 3.03(c)(v) of the Company Disclosure Letter (the “Other Governmental Approvals”); and (vi) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Board Approval. After considering such factors as the Company Board deems relevant, including the long-term prospects and interests of the Company and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the Company and its Subsidiaries, the communities and society in which the Company and its Subsidiaries operate, and the economy of the state and the nation, the Company Board has unanimously: (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, the Company and the Company’s shareholders; (ii) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein; (iii) directed that this Agreement be submitted to a vote of the Company’s shareholders for adoption at the Company Shareholders Meeting; and (iv) resolved to recommend that Company shareholders vote in favor of adoption of this Agreement in accordance with the FBCA (collectively, the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way (subject to any Company Adverse Recommendation Change occurring after the date of this Agreement in accordance with Section 5.04).

Section 3.04 SEC Filings; Financial Statements; Sarbanes-Oxley Act Compliance; Undisclosed Liabilities; Off-Balance Sheet Arrangements.

(a) SEC Filings. The Company has timely filed with or furnished to, as applicable, all forms, documents and reports required to be filed or furnished by it with the United States Securities and Exchange Commission (the “SEC”) since December 31, 2019 (the “Company SEC Documents”). As of their respective dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”), and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Financial Statements. The consolidated financial statements (including all related notes and schedules) of the Company included in or incorporated by reference into the Company SEC Documents (i) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as of the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not material and to any other adjustments described therein, including in the notes thereto), (ii) were prepared in conformity with GAAP (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), and (iii) comply as to form in all material respects with the applicable accounting requirements under the Securities Act, the Exchange Act and the applicable rules and regulations of the SEC. There are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC that have not been so disclosed in the Company SEC Documents.

(c) Internal Controls. The Company and each of its Subsidiaries has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting, including (i) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, including policies and procedures that require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) that transactions are made only in accordance with appropriate authorizations of the Company’s management and the Company Board and provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries that has had or could reasonably be expected to have a material effect on, or in respect of the financial reporting of, the Company or its Subsidiaries.

(d) Disclosure Controls and Procedures. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to provide reasonable assurances that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes Oxley Act. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of: (i) any “significant deficiency” or “material weakness” (each as defined in Rule 12b-2 of the Exchange Act) in the system of internal control over financial reporting utilized by the Company and its Subsidiaries that has not been subsequently remediated; or (ii) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries.

(e) Undisclosed Liabilities. The audited balance sheet of the Company dated as of December 31, 2020 contained in the Company SEC Documents filed prior to the date hereof is hereinafter referred to as the “Company Balance Sheet.” Neither the Company nor any of its Subsidiaries has any Liabilities of any nature, whether known or unknown, on- or off-balance sheet, that would be required to be reflected on or reserved against a consolidated balance sheet prepared in accordance with GAAP other than Liabilities that: (i) are reflected or reserved against in the Company Balance Sheet (including in the notes thereto); (ii) are or were incurred in the ordinary course of business since the date of the Company Balance Sheet; (iii) are incurred as expressly contemplated in connection with the transactions contemplated by this Agreement or in connection with existing Contracts or applicable Law (other than Liabilities for breach of Contract, torts or violation of Law); (iv) that have been discharged or paid in full in the ordinary course of business or (v) have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) Off-Balance Sheet Arrangements. Except as described in the Company SEC Documents filed as of the date of this Agreement, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to any off-balance sheet joint venture, off-balance sheet partnership or any other “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), other than those that would be de minimis to the Company and its Subsidiaries taken as a whole.

(g) Sarbanes-Oxley and Nasdaq Compliance. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2020, and such assessment concluded that such system was effective. Since December 31, 2019, each of the principal executive officer and the principal financial officer of the Company has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company is also in material compliance with all of the other applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of Nasdaq.

Section 3.05 Absence of Certain Changes or Events. Since the date of the Company Balance Sheet:

(a) there has not been or occurred any Company Material Adverse Effect; or

(b) except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, through the date of this Agreement, the business of the Company and each of its Subsidiaries has been conducted in the ordinary course of business and there has not been or occurred any event, condition, action, or effect that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.01.

Section 3.06 Taxes. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) All Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account customary, automatic extensions of time to file) and all such Tax Returns are true, complete and correct in all respects.

(b) All Taxes shown as due and payable on Tax Returns filed by or with respect to the Company or any of its Subsidiaries, and all Taxes (whether or not reflected on such Tax Returns) required to have been paid have been paid or appropriate reserves have been established on the financial statements of the Company in accordance with GAAP.

(c) There are no Liens for Taxes upon any assets of the Company or any of its Subsidiaries other than Permitted Liens.

(d) Neither the Company nor any of its Subsidiaries has waived or extended the statute of limitations or the period of assessment or collection of any Taxes relating to the Company or any of its Subsidiaries, which waiver or extension is still in effect, and no power of attorney with respect to any such Taxes has been granted to any Person.

(e) Each of the Company and its Subsidiaries has complied in all respects with all applicable Laws relating to the payment, collection, withholding and remittance of Taxes (including information reporting requirements), with respect to payments made to any employee, independent contractor, creditor, stockholder or other third party, and has timely collected, deducted or withheld and paid over to the appropriate Governmental Entity all amounts required to be so collected, deducted or withheld and paid over in accordance with applicable Laws.

(f) Except as set forth in Section 3.06(f) of the Company Disclosure Letter, there are no Legal Actions with respect to Taxes or Tax Returns of the Company or any of its Subsidiaries pending or threatened in writing and no Governmental Entity has asserted in writing any deficiency or claim with respect to Taxes or any adjustment to Taxes against the Company or any of its Subsidiaries with respect to any taxable period for which the period of assessment or collection remains open which has not been fully paid or finally settled or for which the Company or the relevant subsidiary has not properly set aside or reserved for in its accounts for such purpose.

(g) Except as set forth in Section 3.06(g) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries (i) is or has been a member of any affiliated, consolidated, combined, unitary or similar group for purposes of filing Tax Returns or paying Taxes (other than a group the common parent of which is or was the Company or any Subsidiary of the Company), (ii) is a party to, bound by, or obligated under any Tax sharing, allocation, indemnity or similar agreement or arrangement (other than (x) any such agreement or arrangement that is solely between or among the Company and/or any of its Subsidiaries, or (y) customary provisions in commercial arrangements entered into in the ordinary course of its business and the primary purpose of which arrangement or agreement is not related to Taxes), or (iii) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee or successor.

(h) Neither Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of (i) any change in method of accounting occurring prior to the Closing pursuant to Section 481(a) of the Code (or any similar provision of state, local or foreign Law), (ii) any installment sale or open transaction made prior to Closing, (iii) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, provincial, local or foreign Law) entered into prior to or existing as of immediately prior to the Closing, (iv) any closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign Law) entered into prior to the Closing, (v) any prepaid amount received or paid prior to the Closing, or (vi) any election pursuant to Section 108(i) of the Code.

(i) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) (or any similar provision of state, local or foreign Law).

(j) In the last two years, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

Section 3.07 Intellectual Property.

(a) Scheduled Company-Owned IP. Section 3.07(a) of the Company Disclosure Letter contains a true and complete list, as of the date hereof, of all material Company-Owned IP that is the subject of any issuance, registration, certificate, application, or other filing by, to, or with any Governmental Entity or authorized private registrar, including patents, patent applications, trademark registrations and pending applications for registration, copyright registrations and pending applications for registration, and internet domain name registrations, together with any other material Company-Owned IP.

(b) Right to Use; Title. The Company or one of its Subsidiaries own the right, title, and interest in and to the Company-Owned IP, and to their Knowledge have the valid and enforceable right to use all other Intellectual Property used in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted (such Intellectual Property together with the Company-Owned IP, the “Company IP”), in each case, free and clear of all Liens other than Permitted Liens, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not: (i) constitute a material breach of or material default under any instrument, license, or other Contract pursuant to which the Company or any of its Subsidiaries receive any rights under any material Intellectual Property of any third person, (ii) alter, encumber, impair, or extinguish any Company IP, or (iii) materially impair the right of the Parent or the Surviving Corporation to use, develop, make, have made, offer for sale, sell, import, copy, modify, create derivative works of, distribute, license, or dispose of any material Intellectual Property.

(c) Validity and Enforceability. The Company and each of its Subsidiaries have taken commercially reasonable steps to maintain the Company IP and to protect and preserve the confidentiality of all trade secrets, know-how, and other confidential or proprietary information included in the Company IP, except where the failure to take such actions has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Non-Infringement. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the conduct of the businesses of the Company and any of its Subsidiaries has not infringed, misappropriated, or otherwise violated (except as has been resolved), nor does infringe, misappropriate, or otherwise violate, any Intellectual Property of any other Person in any material respect; and (ii) to the Knowledge of the Company, no third party has infringed, violated, or misappropriated (except as has been resolved), or is infringing upon, violating, or misappropriating, any Company IP.

(e) IP Legal Actions and Orders. Except as set forth in Section 3.07(e) of the Company Disclosure Letter, as of the date hereof, there are no Legal Actions pending or, to the Knowledge of the Company, threatened in writing: alleging any infringement, misappropriation, or violation by the Company or any of its Subsidiaries, in any material respect, of any Intellectual Property of any Person, except for such Legal Actions that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) Employee and Consultant Intellectual Property Developments. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each current or former employee, consultant, contractor of the Company and each of its Subsidiaries or other individual, in each case, who has been involved in the creation, invention or development of Intellectual Property for or on behalf of and intended to be owned by the Company or its Subsidiaries, has executed valid and enforceable written agreements acknowledging the Company’s or its Subsidiaries’ sole and exclusive ownership of, and assigning to the Company or its Subsidiary ownership interest in or to, any and all such Intellectual Property.

(g) Open Source Software. Except as had not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and its Subsidiaries are in compliance with all license obligations under Open Source Software, and (ii) neither the Company nor any of its Subsidiaries have used Open Source Software in any manner that would require the Company or any of its Subsidiaries to (A) disclose any trade secret or other confidential Intellectual Property right or (B) forgo any rights in any software included in the Company-Owned IP as a result of the use of Open Source Software.

(h) Company IT Systems. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries use appropriate technical and organizational measures to protect the operation, confidentiality, integrity, and security of the Company IT Systems and all information stored or contained therein or transmitted thereby against any unauthorized use, access, interruption, modification, or corruption, and to ensure the availability of information contained within Company IT Systems and that all Company IT Systems are fully functional and free from any bug, virus, malware, and the like, and (ii) the Company and its Subsidiaries have implemented, maintained and tested appropriate backup and disaster recovery procedures and facilities for their respective businesses. Except as set forth in Section 3.07(h) of the Company Disclosure Letter, there have been no failures, breakdowns, viruses, or any security breaches of any Company IT Systems that have caused the substantial disruption or interruption in or to the use of the Company IT Systems or the operation of the business of the Company or its Subsidiaries. Except as set forth in Section 3.07(h) of the Company Disclosure Letter, the Company is not bound by any Contracts to indemnify, defend, hold harmless, or reimburse any other Person with respect to, nor has it otherwise assumed or agreed to discharge or otherwise taken responsibility for, any existing or potential security breach relating to the Company IT Systems or the systems of any Person.

(i) Privacy and Data Security.

(i) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries maintain and enforce appropriate technical and organizational policies, procedures, rules, and measures regarding data privacy, protection, and security. Section 3.07(i)(i) of the Company Disclosure Letter contains each privacy policy of the Company and its Subsidiaries currently in effect. Except where such failure would not be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, and except as set forth in Section 3.07(i)(i) of the Company Disclosure Letter, each of the Company and its Subsidiaries (A) has complied at all times with all applicable privacy policies and with all Privacy Requirements, (B) has acquired, collected, used, shared, and processed all Personal Data pursuant to, and in accordance with, the terms of all Privacy Requirements, and has made all required notices and filings with any Governmental Entity, including local privacy and data protection authorities, as may be required by all applicable Laws, and (C) is and has been in compliance with each material term of any agreement, contractual clause, representation, warranty, or covenant it has agreed to with any Person regarding compliance by the Company with any obligations to protect privacy, data protection, or data security with respect to Personal Data. Each of the Company and its Subsidiaries uses reasonable encryption methods for storage and transit of Personal Data according to its sensitivity and proportional to the risk that the inappropriate use or disclosure of that information could cause material financial, physical, or reputational harm to an individual or any customer or client of the Company and its Subsidiaries.

(ii) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and except as set forth on Section 3.07(i)(ii) of the Company Disclosure Letter, (a) there has been no charge, challenge, complaint, claim, notice (including any enforcement notice), or demand from any Person (including any Governmental Entity) with respect to any actual or alleged (A) Cybersecurity Incident or any other incidents of security breaches or intrusions or unauthorized access or use of any of the Company IT Systems or trade secrets of the Company or any of its Subsidiaries, (B) unauthorized access to or collection, use, processing, storage, sharing, distribution, transfer, disclosure, destruction, or disposal of any such trade secrets or other confidential information, or (C) noncompliance or potential noncompliance with all Laws pertaining to privacy, data protection, Personal Data or data security, industry requirements, Contract relating to the processing of Personal Data, or Company privacy policies (collectively, “Privacy Requirements”); (b) none of the Company, its Subsidiaries or any third party acting at the direction or authorization of the Company or its Subsidiaries has paid any perpetrator of any actual or threatened Cybersecurity Incident; and (c) none of the Company or any of its Subsidiaries has been or is currently subject to any Legal Action relating to noncompliance or potential noncompliance with Privacy Requirements or the Company’s processing of Personal Data.

Section 3.08 Compliance with Laws; Permits.

(a) Compliance. The Company and each of its Subsidiaries are and, since December 31, 2019, have been, in material compliance with, all Laws or Orders applicable to the Company or any of its Subsidiaries. Since December 31, 2019, neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity stating that the Company or any of its Subsidiaries is not in compliance with any Law, except where such non-compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Permits. The Company and its Subsidiaries hold (and comply with the terms of), to the extent necessary to operate their respective businesses as such businesses are being operated as of the date hereof, all permits, licenses, registrations, variances, clearances, exemptions, orders, authorizations, and approvals from Governmental Entities (collectively, “Permits”), except for any Permits for which the failure to obtain or hold (or comply with) such Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.09 Litigation. There is no Legal Action to which the Company or any of its Subsidiaries, or any of the respective present or former officers or directors is a party (or to which the assets of the Company or any of its Subsidiaries is subject) that is pending or, to the Knowledge of the Company, threatened against the Company, its Subsidiaries, and there is no outstanding order, writ, assessment, decision, injunction, decree, ruling, or judgment (“Order”) of a Governmental Entity, (a) that, as of the date hereof, challenges or seeks to prevent, enjoin, alter or materially delay, or recover any damages or obtain any other remedy in connection with, this Agreement or the transactions contemplated by this Agreement or (b) is, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

Section 3.10 Brokers’ and Finders’ Fees. Except for fees payable to the Person set forth on Section 3.10 of the Company Disclosure Letter (such Person, the “Company Financial Advisor”), neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or any commission in connection with or upon consummation of the Merger.

Section 3.11 Affiliate Transactions. Except as set forth in Section 3.11 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a creditor or debtor to, or party to any Contract or transaction with, any holder of five percent (5%) or more of the shares of Company Common Stock or any present or former director, officer, employee or Affiliate of the Company or any of its Subsidiaries, or to any “immediate family member” (within the meaning of Item 404 of Regulation S-K promulgated by the SEC) of any of the foregoing, or has engaged in any transaction with any of the foregoing within the 12 months preceding the date of this Agreement that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company SEC Documents, except for employment or compensation agreements or arrangements with directors, officers and employees made in the ordinary course consistent with past practice, and which has not been so disclosed in the Company SEC Documents.

Section 3.12 Employee Matters.

(a) Schedule. Section 3.12(a) of the Company Disclosure Letter contains a true and complete list, as of the date hereof, of each Company Benefit Plan. Neither the Company nor any ERISA Affiliate of the Company has committed to modify any Company Benefit Plan (except to the extent required by Law, to conform any such Company Benefit Plan to the requirements of any applicable Law, as previously disclosed to Parent in writing or as required by this Agreement), or to adopt or enter into any Company Benefit Plan.

(b) Documents. The Company has made available to Parent correct and complete copies (or, if a plan or arrangement is not written, a written description) of all Company Benefit Plans and amendments thereto, and, to the extent applicable: (i) all related trust agreements, funding arrangements, insurance contracts, annuity and service provider agreements now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise; (ii) the most recent determination letter received regarding the tax-qualified status of each Company Benefit Plan, and correspondence to or from the IRS or the DOL with respect to such letter; (iii) the most recent financial statements for each Company Benefit Plan; (iv) the Form 5500 Annual Returns/Reports and Schedules for the most recent plan year for each Company Benefit Plan; (v) the current summary plan description for each Company Benefit Plan including any summary of material modifications thereto; (vi) all actuarial valuation reports related to any Company Benefit Plan; (vii) all material correspondence to or from any governmental agency relating to any Company Benefit Plan within the past year; and (viii) all works council agreements (Betriebsvereinbarungen) or collective bargaining agreements (Tarifverträge) or any similar agreements which apply to the Company or any of its Subsidiaries and contain substantial restructuring obstacles (in particular, but not limited to, restrictions to terminate employees, site guarantees, obligations to be a member in an employers’ association or to apply collective bargaining agreements for any other reason or other material provisions regarding remuneration including base salary and variable remuneration, any kind of allowances, benefit schemes, protection against salary reduction and fringe benefits; provided, however, that to the extent any such materials have not been made available to Parent as of the date hereof, Company shall provide copies of such materials as promptly as reasonable practicable and in no event later than thirty (30) calendar days after the date hereof.

(c) Section 3.12(c) of the Company Disclosure Letter sets forth a complete and accurate list of (i) all employment agreements with employees of the Company or any of its Subsidiaries, other than standard form offer letters and other similar employment agreements entered into in the ordinary course of business and agreements materially consistent with such standard forms; and (ii) all severance agreements, programs and policies of the Company or any of its Subsidiaries with or relating to its officers that could reasonably be expected to result in a material liability, excluding programs and policies required to be maintained by Law.

(d) Other than would not reasonably be expected to result in a material Liability, (i) all Company Benefit Plans comply and have been established, maintained, funded, operated, and administered in accordance with their terms and the requirements of all Laws applicable thereto; (ii) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened, involving any Company Benefit Plan; and (iii) there have been no non-exempt “prohibited transactions” within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan.

(e) Each Company Benefit Plan that is maintained in any non-United States jurisdiction primarily for the benefit of any current or former employee of the Company or its Subsidiaries whose principal work location is outside of the United States (a “Non-U.S. Employee Plan”) has been established, maintained and administered in compliance in all material respects with its terms and conditions and with the requirements prescribed by any applicable laws. Furthermore, no Non-U.S. Employee Plan has material unfunded liabilities that as of the Effective Time will not be offset by insurance or fully accrued. Except as required by applicable law, to the Knowledge of the Company, no condition exists that would prevent the Company from terminating or amending any Non-U.S. Employee Plan at any time for any reason without material liability to the Company or its Subsidiaries (other than ordinary notice and administration requirements and expenses or routine claims for benefits).

(f) Other than would not reasonably be expected to result in a material Liability, (i) each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a current favorable determination letter or opinion letter from the IRS, and, to the Knowledge of the Company, there are no existing circumstances or events that would reasonably be expected to adversely affect the qualified status of each such Company Benefit Plan; (ii) no Company Benefit Plan is under audit or is the subject of an audit, investigation or other administrative proceeding by the IRS, the Department of Labor, or any other Governmental Entity, nor is any such audit, investigation or other administrative proceeding threatened; and (iii) all contributions, reimbursements, premium payments and other payments required to have been made under or with respect to each Company Benefit Plan as of or prior to the date hereof have been made or accrued (as applicable) on a timely basis in accordance with applicable Law and such Company Benefit Plan’s terms.

(g) No Company Benefit Plan is, and none of the Company, its Subsidiaries, or any of its ERISA Affiliates, during the six (6) years prior to the date hereof, has maintained, contributed to, been required to contribute to or otherwise had any Liability with respect to: (i) any plan that is or was subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code, or (ii) any Multiemployer Plan; or (iii) any “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or a “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA). Neither the Company nor any of its Subsidiaries has any Liability, or is reasonably expected to have any, material Liability: (i) under Title IV of ERISA; or (ii) on account of at any time being considered a single employer under Section 414 of the Code with any other Person. No Company Benefit Plan is funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(h) Except as set forth in Section 3.12(h) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any Liability under any Company Benefit Plan or otherwise for providing post-termination or retiree health, medical, life or other welfare benefits to any Person, other than as required under Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code or applicable Law at the sole expense of such employee. Neither the Company nor any of its Subsidiaries has incurred (whether or not assessed), or is reasonably expected to incur or to be subject to, any Tax or other material penalty with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable, or under Section 4980B, 4980D or 4980H of the Code.

(i) Except as expressly provided under this Agreement, as required by applicable Law, or as set forth on Section 3.12(i) of the Company Disclosure Letter, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (alone or in combination with any other event): (i) entitle any current or former employee, officer, independent contractor or director of the Company or any of its Subsidiaries to severance pay or any other payment, (ii) result in any payment becoming due, accelerate the time of payment or vesting of benefits or increase the amount of or result in the forfeiture of any compensation or benefits due to any such employee, officer, independent contractor or director, (iii) result in any forgiveness of indebtedness of any such employee, officer, independent contractor or director or trigger any funding obligation under any Company Benefit Plan, (iv) trigger any other material obligation under or result in any breach or violation of or default under or limit the Company’s right to amend, modify or terminate any Company Benefit Plan or (v) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (within the meaning of Section 280G of the Code) that would reasonably be expected to, individually or in combination with any other such payment, constitute an “excess parachute payment” (within the meaning of Section 280G(b)(1) of the Code). Except as disclosed on Section 3.12(i) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries maintains any obligations to gross-up or reimburse any individual for any Tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.

(j) Each Company Benefit Plan and any other agreement, plan, Contract or arrangement maintained by the Company or a Subsidiary that is, in any part, a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.

(k) Except as set forth on Section 3.12(k) of the Company Disclosure Letter, there are no labor unions, works councils, or other labor organizations representing any employees employed by the Company or any of its Subsidiaries. Except as would not reasonably be expected to result in a material Liability, since December 31, 2020, there has not occurred and, to the Knowledge of the Company, there is not threatened, (i) any strike, slowdown, picketing, material labor-related arbitration, material grievance, or work stoppage by, or lockout of, or to the Knowledge of the Company, union organizing activities with respect to, any employees of the Company or any of its Subsidiaries, (ii) any Legal Action against the Company or any of its Subsidiaries relating to the alleged violation of any Laws pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Entity, or (iii) any application for representation or certification of a labor union, works council, or other labor organization seeking to represent any employees of the Company or any of its Subsidiaries. With respect to the transactions contemplated hereby, the Company and its Subsidiaries have satisfied in all material respects any notice, consultation or bargaining obligations owed to their employees or their employees’ representatives under applicable Law, Labor Agreement or other Contract.

(l) The Company and each of its Subsidiaries are in compliance in all material respects with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, applicant and employee background checking, immigration, workers’ compensation, occupational safety and health requirements, mass layoffs, plant closings, wages and hours, worker classification, withholding of Taxes, employment discrimination, disability rights or benefits (including reasonable accommodation), harassment, retaliation, equal opportunity, labor relations, workers’ compensation, employee leave issues, plant closures and layoffs, affirmative action and unemployment insurance and related matters (including, to the extent applicable, the legal requirements with respect to the Regulation (EU) 2016/679 (General Data Protection Regulation) (“GDPR”), with respect to the relevant national laws adapting the GDPR and any collective agreements dealing with personal data of the applicable employees). The Company and each of its Subsidiaries (i) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees; (ii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). Since January 1, 2019, neither the Company nor any Subsidiary has received a written notice from a competent authority alleging that the Company nor any Subsidiary has not complied with the aforementioned regulations.

(m) Except as set forth on Section 3.12(m) of the Company Disclosure Letter: (i) none of the Company or its Subsidiaries has entered into a settlement agreement with a current or former officer, director or employee of the Company or any of its Subsidiaries resolving allegations of sexual harassment or misconduct by an executive officer, director or employee of the Company or any of its Subsidiaries since January 1, 2019, and (ii) there are no, and since January 1, 2019, there have not been any Legal Action pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries, in each case, involving allegations of sexual harassment or misconduct by an officer, director or employee of the Company or any of its Subsidiaries. The Company and its Subsidiaries have promptly, thoroughly and impartially investigated all material sexual harassment or other material discrimination allegations with respect to current and former employees of which it is or was aware.

(n) Except as would not be expected to result in a material Liability, the Company and each of its Subsidiaries are and have been in material compliance with all notice and other requirements under WARN, and any similar foreign, state or local law relating to plant closings and layoffs. Neither the Company nor any of its Subsidiaries is currently engaged in any layoffs or employment terminations sufficient in number to trigger application of WARN or any similar state, local or foreign law.

(o) To the Knowledge of the Company, no employee of the Company or any of its Subsidiaries is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Company or any of its Subsidiaries or relating to the use of trade secrets or proprietary information of others.

Section 3.13 Real Property and Personal Property Matters.

(a) Real Estate. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company or a Subsidiary of the Company has good and valid title to the Owned Real Estate and to all of the buildings, structures and other improvements thereon, free and clear of all Liens (other than Permitted Liens), (b) the Company or a Subsidiary of the Company has a good and valid leasehold interest in each material Lease, free and clear of all Liens (other than Permitted Liens), and (c) none of the Company or any of its Subsidiaries has received written notice of any material default under any agreement evidencing any Lien or other agreement affecting the Owned Real Estate or any Lease, which default continues on the date of this Agreement.

(b) Personal Property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries are in possession of and have good and marketable title to, or valid leasehold interests in or valid rights under contract to use, the machinery, equipment, furniture, fixtures, and other tangible personal property and assets owned, leased, or used by the Company or any of its Subsidiaries, free and clear of all Liens other than Permitted Liens.

Section 3.14 Environmental Matters. Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) The Company and its Subsidiaries are in compliance with all Environmental Laws, and each has, or has applied for, all Environmental Permits necessary for the operation of the business of the Company and its Subsidiaries as currently conducted.

(b) Since December 31, 2019, neither the Company nor any of its Subsidiaries has received written notice, demand, letter or claim alleging that the Company or such Subsidiary is in violation of, or liable under, any Environmental Law. Neither the Company nor any of its Subsidiaries is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances.

Section 3.15 Material Contracts.

(a) Material Contracts. For purposes of this Agreement, “Company Material Contract” shall mean the following to which the Company or any of its Subsidiaries is a party or any of the respective assets are bound (excluding any Leases):

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) (other than any Company Benefit Plan);

(ii) any Contract that expressly imposes any material restriction on the right or ability of the Company or any of its Subsidiaries (or, upon Closing, Parent or any of its Subsidiaries) to compete with any other Person, engage in any business line or solicit any client or customer;

(iii) any Contract with one of the twenty largest customers of the Company and its Subsidiaries, taken as a whole, based on receipts for the 12-month period ending on December 31, 2020 (each a “Major Customer”) that expressly obligates the Company or its Subsidiaries (or upon Closing, Parent or its Subsidiaries) to conduct business with any third party on a preferential or exclusive basis or that contains “most favored nation” or similar covenants;

(iv) any Contract under which the Company and its Subsidiaries has (x) made aggregate payments in excess of $7,000,000 during the fiscal year ended December 31, 2020, or (y) received aggregate payments in excess of $20,000,000 during the fiscal year ended December 31, 2020;

(v) any Contract that (x) materially limits or otherwise materially restricts the ability of the Company or its Subsidiaries to engage or compete in any business or geographic area (or that, following the Merger, would by its terms apply such limits or other restrictions to Parent or its Subsidiaries) or (y) has any standstill or similar agreement pursuant to which the Company or its Subsidiaries has agreed not to acquire any assets or securities of another Person;

(vi) any Contract containing a put, call, right of first refusal or similar right pursuant to which the Company or its Subsidiaries could be required to purchase or sell, or otherwise acquire or transfer, as applicable any equity interest of any Person or contribute capital;

(vii) any Contract pursuant to which the Company or any of its Subsidiaries has “earn-out” or other material contingent payment obligations;

(viii) any Company employment agreement with any current executive officer or any current member of the Company Board;

(ix) any collective bargaining agreement or other Contract with any labor union, labor organization, or works council (each a “Labor Agreement”);

(x) any Contract entered into on or after December 31, 2020, that is a settlement agreement or includes a settlement agreement entered into in connection with a Legal Action and that materially restricts the operation of the business of the Company or any of its Subsidiaries;

(xi) any Contract relating to indebtedness for borrowed money (other than intercompany indebtedness owed by the Company or any wholly owned Subsidiary to any other wholly owned Subsidiary, or by any wholly owned Subsidiary to the Company) of the Company or any of its Subsidiaries having an outstanding principal amount in excess of $1,000,000;

(xii) any Contract that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or its Subsidiaries;

(xiii) any material Contracts pursuant to which the Company or any of its Subsidiaries (A) receives or is granted any license (including any sublicense) to, or covenant not to be sued under, any Intellectual Property (other than licenses to commercially available software, including off-the-shelf software, or other technology) or (B) grants any license (including any sublicense) to, or covenant not to be sued under, any Company IP (other than non-exclusive licenses granted in the ordinary course of business consistent with past practice);

(xiv) any Contract with the ten largest vendors of the Company and its Subsidiaries, taken as a whole, with respect to the fiscal year ended December 31, 2020 based on amounts paid to such vendor during such period;

(xv) any Contract entered into on or after December 31, 2020 that provides for the acquisition or disposition of any assets (other than acquisitions or dispositions of sale in the ordinary course of business) or business (whether by merger, sale of stock, sale of assets or otherwise) or capital stock or other equity interests of any Person, and with any outstanding obligations as of the date of this Agreement, in each case with a value in excess of $5,000,000;

(xvi) any material joint venture, partnership or limited liability company agreement or other similar Contract relating to the formation, creation, operation, management or control of any joint venture, partnership or limited liability company, other than any such Contract solely between the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries; and

(xvii) any Contract with an Affiliate or other Person that would be required to be disclosed under Item 404(a) of Regulation S-K promulgated by the SEC.

(xviii) All contracts of the types referred to in clauses (i) through (xi) above are referred to herein as “Company Material Contracts.”

(b) Major Customers and Suppliers. Since December 31, 2019, none of either (i) any Major Customer; or (ii) the twenty largest suppliers of the Company and its Subsidiaries, taken as a whole, based on payables for the 12-month period ending on December 31, 2020 (each a “Major Supplier”), has materially reduced the aggregate value of its annual transactions with the Company or its Subsidiaries, or, to the Knowledge of the Company, has threatened in writing to do so, or has informed or otherwise provided written notice to the effect that such Major Customer or Major Supplier intends to cease being a customer or supplier, as applicable, of the Company or its Subsidiaries or intends to materially decrease the rate of, or materially change the terms with respect to, buying or supplying, as applicable, products or services from or to the Company and its Subsidiaries (whether as a result of the consummation of the transactions contemplated hereby or otherwise).

(c) Schedule of Material Contracts; Documents. Section 3.15 of the Company Disclosure Letter sets forth a complete list, and the Company has made available to Parent true and complete copies, of each Company Material Contract.

(d) No Breach. (i) All the Company Material Contracts are legal, valid, and binding on the Company or its applicable Subsidiary, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions, and is in full force and effect; (ii) neither the Company nor any of its Subsidiaries and, to the Knowledge of the Company, no other party thereto is in material breach of any Company Material Contract; and (iii) neither the Company nor any of its Subsidiaries has received or delivered written notice of material breach, of any Company Material Contract, in respect of each of subsections (i) and (ii), except as would not be material to the Company and its Subsidiaries, taken as a whole.

Section 3.16 Insurance. Except as set forth on Section 3.16 of the Company Disclosure Schedule, and except as has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have all material insurance policies covering the Company, its Subsidiaries, and their respective employees, properties and assets, including policies of life, property, fire, workers’ compensation, directors’ and officers’ liability and other casualty and liability insurance, that is customarily carried by Persons conducting business similar to that of the Company and its Subsidiaries. Except as has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all insurance policies of the Company and its Subsidiaries are in full force and effect, all premiums due and payable thereon have been paid when due and the Company is in compliance in all material respects with the terms and conditions of such insurance policies. The Company has not received any written notice regarding any invalidation or cancellation of any such insurance policy that has not been renewed in the ordinary course without any lapse in coverage.

Section 3.17 Company Information. None of the information included or incorporated by reference in the letter to the shareholders, notice of meeting, proxy statement, and forms of proxy (collectively, the “Company Proxy Statement”), to be filed with the SEC in connection with the Merger, will, at the date it is first mailed to the Company’s shareholders or at the time of the Company Shareholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub expressly for inclusion or incorporation by reference in the Company Proxy Statement.

Section 3.18 Anti-Corruption and Sanctions Matters.

(a) Except as set forth in Section 3.18 of the Company Disclosure Letter, none of the Company, any of its Subsidiaries nor to the Knowledge of the Company, any director or officer of the Company or any of its Subsidiaries, in each case, acting on behalf of the Company or any of its Subsidiaries, has in the three years immediately preceding the date hereof, made, authorized, or promised to make: (i) unlawful payments relating to an act by any Governmental Entity; (ii) any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or otherwise violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; (iii) any other unlawful payment under any applicable Law relating to anti-corruption, bribery, or similar matters.

(b) Each of the Company and its Subsidiaries is, and has been during the last three years, in material compliance with Sanctions Laws and Anti-Corruption Laws and is not currently and has not received written notice that it is the subject of any allegation, voluntary disclosure, investigation, prosecution or enforcement action related to any Sanctions Laws or Anti-Corruption Laws.

(c) None of the Company, any of its Subsidiaries, nor any of their directors or officers, nor, to the Knowledge of the Company, any of their employees, agents, or other third-party representatives acting for or on behalf of any of the foregoing is or has been a Sanctioned Person or otherwise is engaging or has engaged in dealings with a Sanctioned Person.

Section 3.19 Fairness Opinion. The Company has received the oral opinion of the Company Financial Advisor (which will be subsequently confirmed in writing and, upon receipt in writing, will promptly provide a copy of such opinion to Parent for informational purposes) to the effect that, as of the date of such opinion and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken in preparing such opinion as set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked, or modified.

Section 3.20 State Takeover Statutes.

(a) The Company Board has taken all action necessary to render all potentially applicable anti-takeover statutes or regulations and any similar provisions in the Company’s certificate of incorporation or bylaws inapplicable to this Agreement and the transactions contemplated by this Agreement.

(b) All waivers of standstills that the Company has granted, on or before the date hereof, to any Person who signed such standstill in connection with its consideration of a possible Takeover Proposal have expired or been revoked.

Section 3.21 No Other Representations or Warranties.Except for the representations and warranties expressly set forth in this Article III (as qualified by the Company Disclosure Letter), neither the Company nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company. Without limiting the generality of the foregoing, except and only to the extent expressly set forth in this Article III, neither the Company nor any other Person has made or makes any representation or warranty with respect to any projections, estimates, or budgets of future revenues, future results of operations, future cash flows, or future financial condition (or any component of any of the foregoing) of the Company, including any information made available in the electronic data room maintained by the Company for purposes of the transactions contemplated by this Agreement, teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent or its Representatives, or in any other form in connection with the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 4.01 Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation, except where the failure to be so organized, validly existing and in good standing are not, individually or in the aggregate, reasonably likely to prevent, materially delay or materially impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

Section 4.02 Authority; Non-Contravention; Governmental Consents; Board Approval.

(a) Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, subject to, in the case of the consummation of the Merger, the adoption of this Agreement by Parent as the sole shareholder of Merger Sub. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of the consummation of the Merger, the adoption of this Agreement by Parent as the sole shareholder of Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes the legal, valid, and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as limited by the Enforceability Exceptions.

(b) Non-Contravention. The execution, delivery, and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the certificate of incorporation or by-laws of Parent or Merger Sub; (ii) assuming that all of the Consents contemplated by clauses (i) through (v) of Section 4.02(c) have been obtained, conflict with or violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in Parent’s or any of its Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which Parent or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of Parent or any of its Subsidiaries pursuant to any Contract, permit or other instrument or obligation to which either Parent, Merger Sub of any of their Subsidiaries is a party or by which they or any of their respective properties or assets may be bound or affected, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(c) Governmental Consents. No Consent of any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with the execution, delivery, and performance by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Articles of Merger with the Secretary of State of the State of Florida; (ii) the filing, if applicable, with the SEC of any documents required to be filed in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under the HSR Act or other Antitrust Laws, in any case that are applicable to the transactions contemplated by this Agreement; (iv) if applicable, such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of Nasdaq; (v) the Other Governmental Approvals; and (vi) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(d) Transaction Approval.

(i) No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to adopt this Agreement and consummate the Merger. The vote or consent of Parent, as the sole shareholder of Merger Sub, is the only vote or consent of the holders of any capital stock of, or other equity interests in, Merger Sub necessary to adopt this Agreement and consummate the Merger.

(ii) The board of directors of Merger Sub by resolutions duly adopted by a unanimous vote at a meeting of all directors of Merger Sub duly called and held and, not subsequently rescinded or modified in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, Merger Sub and Parent, as the sole shareholder of Merger Sub, (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein, and (C) resolved to recommend that Parent, as the sole shareholder of Merger Sub, approve the adoption of this Agreement in accordance with the FBCA.

Section 4.03 Proxy Statement. None of the statements made in the Company Proxy Statement based on information supplied, or required to be supplied, by or on behalf of Parent, Merger Sub or any of their Affiliates to the Company expressly for use or incorporation in the Company Proxy Statement, will, at the date such Company Proxy Statement is first mailed to the Company’s shareholders or at the time of the Company Shareholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company or its Representatives.

Section 4.04 Financial Capability.

(a) Subject to the receipt of the Financing, Parent will have sufficient funds available to it for Parent to complete the transactions contemplated hereby, and to satisfy all of the obligations of Parent as and when contemplated by this Agreement and to pay or otherwise perform the obligations of Parent under any other agreements or documents entered into in connection with the transactions contemplated hereby and the Commitment Letter, including paying the aggregate Merger Consideration at Closing, and any required refinancings or repayments of existing indebtedness of the Company or any of its Subsidiaries and paying all related fees and expenses.

(b) Parent has received and accepted a fully executed commitment letter dated as of the date hereof (together with all exhibits, annexes and schedules thereto, and as amended, supplemented or replaced in compliance with this Agreement, the “Commitment Letter”) from the lender named therein (the “Initial Lender”, and, collectively with any additional lenders or financing sources who become party to the Commitment Letter or the Definitive Agreements (including, in each case, by way of joinder or assignment), the “Lenders”) pursuant to which the Initial Lender has agreed, subject to the terms and conditions thereof, to provide the amounts of debt financing set forth therein, and for the purposes described therein. The debt financing committed pursuant to the Commitment Letter is referred to in this Agreement as the “Financing”.

(c) Parent has delivered to the Company a true, complete and correct copy of the executed Commitment Letter (and if certain terms of the debt financing commitment are set forth in a fee letter, Parent has provided to the Company, on a confidential basis, copies of such fee letter that have been redacted to delete any confidential compensation information, market flex provisions and fee amounts (none of which would adversely affect the amount, conditionality, enforceability, termination or availability of the Financing in any material respect or that would reduce the amount below an amount needed to make all payments required by this Agreement or materially delay or prevent the Closing). The Commitment Letter constitutes the entire and complete agreement of the parties thereto with respect to the Financing and as of the date of this Agreement there are no side letters or other contracts or arrangements (except for customary fee letters and engagement letters (none of which adversely affect the amount, conditionality, enforceability, termination or availability of the Financing in any material respect)) relating to the funding, of the full amount of, or the conditionality, enforceability, termination or availability of, the Financing other than as expressly set forth in or contemplated by the Commitment Letter.

(d) Except as expressly set forth in the Commitment Letter, there are no conditions precedent to the obligations of the Initial Lender to provide the Financing or any terms or contingencies that would, or could reasonably be expected to, permit the Initial Lender to reduce the total amount of the Financing. Assuming the satisfaction of the conditions in ARTICLE VI, as of the date of this Agreement, Parent does not have any reason to believe that it will be unable to satisfy on a timely basis all terms and conditions to be satisfied by it in the Commitment Letter on or prior to the Closing Date, nor to the knowledge of Parent, does Parent have any reason to believe that the Initial Lender will not perform its obligations thereunder.

(e) The Financing, when funded in accordance with the Commitment Letter, together with cash on hand, shall provide Parent with cash proceeds on the Closing Date sufficient to pay all amounts required to be paid by Parent pursuant to Article II at the Closing and any expenses incurred by Parent in connection therewith. Parent has not incurred, and is not contemplating or aware of, any obligation, commitment, restriction or other liability of any kind, in each case that would impair or adversely affect such resources, funds or capabilities.

(f) The Commitment Letter is (i) a legal, valid, binding and enforceable obligation of Parent and, to the knowledge of Parent, of each of the other parties thereto in accordance with their respective terms (subject to the Enforceability Exceptions) (ii) in full force and effect, and (iii) does not contain any material misrepresentation by Parent. As of the date of this Agreement, no event has occurred that, with or without notice, lapse of time, or both, would reasonably be expected to constitute a default or breach or a failure to satisfy a condition precedent on the part of Parent or, to the knowledge of Parent, any other parties thereto under the terms of the Commitment Letter, or otherwise result in any portion of the Financing contemplated thereby to be unavailable. Parent has irrevocably paid in full (or caused to be paid) any and all commitment fees or other fees and expenses required to be paid pursuant to the terms of the Commitment Letter on or before the date of this Agreement, and will continue to timely pay in full (or caused to be paid) any such amounts arising under the Commitment Letter as and when they become due and payable. As of the date of this Agreement, the Commitment Letter has not been modified, amended, withdrawn or restated as of the date hereof, the Commitment Letter will not be amended or modified as of Closing Date except to the extent permitted by Section 5.17, and none of the respective commitments under any of the Commitment Letter has been withdrawn, terminated or rescinded in any respect (and no such withdrawal, termination or rescission is contemplated). Except as set forth in the Commitment Letter, there are no side letters or other agreements, contracts or arrangements to which Parent or any of its Subsidiaries is a party relating to the funding or investing, as applicable (except for customary fee letters and engagement letters and customary arrangements or agreements to syndicate a portion of the Financing), of the full amount of the Financing. There are no conditions precedent (x) related to the funding of the full amount of the Financing or any provisions that could reduce the aggregate amount of the Financing set forth in the Commitment Letter or the aggregate proceeds contemplated by the Commitment Letter or (y) that could otherwise adversely affect the conditionality, enforceability or availability of the Commitment Letter with respect to all or any portion of the Financing, other than as set forth in the Commitment Letter in the form so delivered to the Company. As of the date hereof, no party to any Commitment Letter has any right to impose, and Parent and Merger Sub do not have an obligation to accept, (i) any condition precedent to the funding of the Financing other than as expressly set forth in or contemplated by the Commitment Letter or (ii) any reduction to the aggregate amount available under the Commitment Letter at Closing (nor any term or condition that would have the effect of reducing the aggregate amount available under the Commitment Letter at Closing) to an amount that would be insufficient for the Parent and Merger Sub to consummate the transactions contemplated hereby.

Section 4.05 Legal Proceedings. As of the date hereof, there is no pending or, to the Knowledge of Parent, threatened, Legal Action against Parent or any of its Subsidiaries, including Merger Sub, nor is there any injunction, order, judgment, ruling, or decree imposed upon Parent or any of its Subsidiaries, including Merger Sub, in each case, by or before any Governmental Entity, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

Section 4.06 Ownership of Company Common Stock. Neither Parent, Merger Sub or any of their stockholders, directors or executive officer is the beneficial owner of any shares of Company Common Stock.

Section 4.07 Brokers. Except for fees payable to Lazard Frères SAS, the fees and expenses of which will be paid by Parent, neither Parent nor Merger Sub has incurred, nor will it incur, directly or indirectly, any liability for investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with this Agreement or any transaction contemplated by this Agreement for which the Company would be liable in connection the Merger.

Section 4.08 Disclaimer of Reliance. Notwithstanding anything contained in this Agreement to the contrary, Parent acknowledges and agrees that none of the Company or any other Person has made or is making, and Parent and Merger Sub expressly disclaim reliance upon, any representations, warranties, or statements relating to the Company or its Subsidiaries whatsoever, express or implied, beyond those expressly given by the Company in Article III, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent, Merger Sub, or any of their respective Representatives. Without limiting the generality of the foregoing, Parent and Merger Sub acknowledge that, except and only to the extent expressly set forth in Article III of this Agreement, no representations or warranties are made with respect to any projections, forecasts, estimates, budgets, or prospect information that may have been made available to Parent, Merger Sub, or any of their respective Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Merger or the other transactions contemplated by this Agreement).

ARTICLE V

COVENANTS

Section 5.01 Conduct of Business of the Company.

(a) During the period from the date of this Agreement until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, except as expressly permitted by this Agreement (including the restrictions contemplated in this Section 5.01(a)) or as required by applicable Law or with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed), to use its commercially reasonable efforts to conduct its business in the ordinary course of business consistent with past practice, and, to the extent consistent therewith and subject to the restrictions contemplated in this Section 5.01(a), the Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to (i) preserve substantially intact its and its Subsidiaries’ business organizations, assets, properties, Contracts or other legally binding understandings, licenses and business organizations in all material respects, (ii) maintain its existence in good standing under the Laws of its incorporation or formation, (iii) keep available the services of its current employees at the level of Vice President or above and (iv) preserve the current relationships with material customers, suppliers, lessors, licensors, licensees, creditors, contractors and other Persons with which the Company and its Subsidiaries have business relations. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly permitted by this Agreement, as set forth in Section 5.01(a) of the Company Disclosure Letter, or as required by applicable Law, the Company shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed):

(i) amend or propose to amend its Charter Documents;

(ii) (A) split, combine, or reclassify any Company Securities or Company Subsidiary Securities, (B) repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any Company Securities or Company Subsidiary Securities, or (C) declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly-owned Subsidiaries);

(iii) issue, sell, pledge, grant, transfer, dispose of or encumber or authorize the issuance, sale, pledge, grant, transfer, guarantee, disposition or encumbrance of any Company Securities, other than the issuance of shares of Company Common Stock in respect of the exercise or settlement of Company Equity Awards outstanding under Company Stock Plans as of the date of this Agreement as required by their terms;

(iv) except as required by applicable Law or by any Company Benefit Plan or Contract in effect as of the date of this Agreement, (A) increase the compensation payable or that could become payable by the Company or any of its Subsidiaries to directors, officers, employees or other service providers, other than increases in compensation made in the ordinary course of business consistent with past practice for employees or other service providers below the level of Vice President, (B) establish, adopt, enter into, amend, terminate or exercise any discretion under any Company Benefit Plan or any plan, agreement, program, policy, trust, fund, or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement, except for adoptions, amendments or terminations in the ordinary course of business consistent with past practice for employees or other service providers below the level of Vice President that do not materially increase costs, (C) make any contribution to any Company Benefit Plan, other than contributions required by Law, the terms of such Company Benefit Plan as in effect on the date hereof, or that are made in the ordinary course of business consistent with past practice for employees or other service providers below the level of Vice President, (D) enter into any change-in-control Contract or grant any change-in-control benefits to, any officer, employee, director or independent contractor of the Company or any of its Subsidiaries, (E) enter into any retention, severance, termination or other similar Contract with, or grant any retention, severance, termination or similar compensation or benefits to, any officer, employee, director or independent contractor of the Company or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice for employees or other service providers below the level of Vice President, (F) accelerate the time of payment or vesting of any compensation or benefits for any current or former officer, employee, director or independent contractor of the Company or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice for employees or other service providers below the level of Vice President, (G) hire, engage, promote, temporarily layoff, furlough or terminate (other than termination for cause) any current or former officer, employee, director or independent contractor of the Company or any of its Subsidiaries, except in the ordinary course of business with respect to employees or independent contractors below the level of Vice President, (H) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or service provider of the Company or any of its Subsidiaries at the level of Vice President or above, (I) forgive any loans to any current or former employee or service provider of the Company or any of its Subsidiaries at the level of Vice President or above, or (J) effectuate a “plant closing,” “mass layoff” (each as defined in WARN) or other employee layoff event affecting in whole or in part any site of employment, facility, operating unit or employee;

(v) enter into, amend, negotiate or extend any Labor Agreement or, unless required by Law, recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of the Company or its Subsidiaries;

(vi) acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person in each case other than a wholly owned Subsidiary of the Company (or any assets thereof), if such acquisition or loan is in excess of $2,000,000 individually or $5,000,000 in the aggregate;

(vii) incur any indebtedness for borrowed money or guarantee such indebtedness of another Person (other than a wholly owned subsidiary of the Company), or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries, except for borrowings under the Credit Agreement so long as the aggregate outstanding balances under the Credit Agreement do not exceed $40,000,000;

(viii) (A) incur or commit to incur any capital expenditures (x) in excess of the amounts specified for such capital expenditures in the Company’s latest capital expenditures forecast made available to Parent prior to the execution of this Agreement or (y) that individually have a cost that exceeds $1,000,000 (whether or not contemplated in the Company’s latest capital expenditures forecast); or (B) enter into, or modify or amend in any material respect (including, for the avoidance of doubt, any material modification or material amendment in respect of economic terms), or terminate any Company Material Contract or Contract that would constitute a Company Material Contract if such Contract were entered into prior to the date of this Agreement;

(ix) (A) transfer, license, sell, lease, surrender, divest, cancel, abandon or allow to lapse or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, mortgage or otherwise subject to any Lien (other than a Permitted Lien), any assets of the Company or its Subsidiaries having a value in excess of $2,000,000 individually or $5,000,000 in the aggregate to any Person (other than to the Company or a Subsidiary of the Company and other than (1) sales of inventory, (2) sales of rental equipment in the ordinary course or obsolete or worthless equipment, or (3) commodity, purchase, sale or hedging agreements that can be terminated upon 90 days or less notice without penalty (which term shall not be construed to include customary settlement costs), in each case in the ordinary course of business consistent with past practice, or (B) to adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization other than any restructuring, recapitalization, or other reorganization solely among the Company and its Subsidiaries or among the Company’s Subsidiaries;

(x) terminate, fail to renew, abandon, cancel, let lapse, fail to continue to prosecute or defend, encumber, license (including through covenants not to sue, non-assertion provisions or releases, immunities from suit that relate to Intellectual Property or any option to any of the foregoing), sell, transfer or otherwise dispose of any material Company IP, in each case, other than the ordinary course of business and consistent with past practices;

(xi) settle, waive, release, compromise or otherwise resolve any Legal Action (excluding any audit, claim or other proceeding in respect of Taxes) in a manner resulting in liability for, or restrictions on the conduct of business by, the Company or any of its Subsidiaries, other than settlements, waivers or releases of, or compromises for or resolutions of any Legal Action (1) funded, subject to payment of a deductible, by insurance coverage maintained by the Company or any of its Subsidiaries or (2) for payment of less than $500,000 individually or $1,500,000 in the aggregate during any calendar quarter (after taking into account insurance coverage maintained by the Company or any of its Subsidiaries) in the aggregate beyond the amounts reserved on the consolidated financial statements of the Company; provided, that, in the case of the foregoing exceptions in clauses (1) and (2), that such settlements do not obligate the Company or any of its Subsidiaries to take any action (other than make a payment or agree to de minimis actions that do not impose material liabilities or material restrictions on the Company or its Subsidiaries);

(xii) make any material change in any method of financial accounting principles or practices, or revalue in any material respect any of its properties or assets, including writing off notes or accounts receivables, in each case except for impairments required by GAAP and any such change required by a change in GAAP or applicable Law;

(xiii) except as set forth in Section 5.01(a) of the Company Disclosure Letter, (A) settle consent to or compromise any material Tax claim, audit, or assessment for an amount materially in excess (other than by a de minimis amount) of the amount reserved or accrued on the Company Balance Sheet (or most recent consolidated balance sheet included in the Company SEC Documents), (B) make, revoke or change any material Tax election, change any annual Tax accounting period, or adopt or change any method of Tax accounting, (C) make any material amendment to any Tax Returns, (D) surrender or waive any right to claim a material Tax refund or (E) consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(xiv) subject to Section 5.01(c) in respect of Cyber Policies, terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

(xv) propose or adopt a plan or complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Subsidiary; or

(xvi) agree or commit to do any of the foregoing.

Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, subject to the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective businesses, assets, and operations.

(b) Notwithstanding anything to the contrary in Section 5.01(a), the Company and its Subsidiaries may, without Parent’s consent (i) make or continue any reasonably necessary changes in their respective business practices as required by applicable Law (including to the extent such business practices were adopted prior to the date hereof in response to the COVID-19 Pandemic and any COVID-19 Measures to comply with applicable Law), and (ii) continue or take such further actions as are commercially reasonably necessary in order to (A) protect the Company’s and its Subsidiaries’ employees, suppliers, partners and other individuals having business dealings with the Company and its Subsidiaries in response to any health or safety emergency caused by the COVID-19 pandemic or any COVID-19 Measures where time is of the essence and obtaining Parent’s prior consent would not be reasonably practicable under the circumstance, or (B) respond to third-party supply or service disruptions caused by the COVID-19 pandemic or any COVID-19 Measures in a commercially reasonable manner; provided further, that, to the extent permitted by applicable Law, the Company shall, as promptly as practicable, keep Parent reasonably informed of, and consult with Parent with respect to, any action(s) that would otherwise require Parent’s consent prior to taking any such action(s) under Section 5.01, and the Company, to the extent reasonably practicable, shall consider in good faith all recommendations made by Parent.

(c) The Company shall, and shall cause its Subsidiaries to (i) maintain in effect the insurance coverage provided by the Cyber Policies through the expiration date thereof, and (ii) to obtain, cause to be bound, and pay for, as promptly as practicable (and in any event prior to the expiration or termination of the Cyber Policies), and take all such actions reasonably necessary and advisable to, renew the Cyber Policies (or in the alternative, replace the Cyber Policies (such renewed policies or replaced policies, the “New Cyber Policies”)) on the most favorable terms reasonably available; provided that in connection with the foregoing, the Company shall promptly (i) keep Parent apprised of any material developments with securing the New Cyber Policies, (ii) provide to Parent copies of all substantially final summaries, binders, and policies in respect of the New Cyber Policies prior to committing to, entering into, or otherwise obtaining such New Cyber Policies, and (iii) to the extent reasonably practicable, consider in good faith all comments and recommendations made by Parent.

(d) The Company shall notify Parent promptly (and in any event within three (3) Business Days) of: (i) any actual or, to the Company’s Knowledge, threatened Cybersecurity Incident involving or related to the Company or its Subsidiaries; or (ii) any notice or other communication from any Person alleging an actual or threatened Cybersecurity Incident may have occurred involving or related to the Company or its Subsidiaries and, promptly following the occurrence of any of the foregoing clauses (i) or (ii), the Company shall appoint a point of contact to be responsible for keeping Parent promptly and reasonably appraised of all material developments with respect to such matter.

Section 5.02 Other Actions. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article VII, the Company and Parent shall not, and shall not permit any of their respective Subsidiaries to, take, or agree or commit to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay, or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement.

Section 5.03 Access to Information; Confidentiality.

(a) For purposes of furthering the transactions contemplated hereby, from the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article VII, the Company shall, and shall cause its Subsidiaries to, afford to Parent and Parent’s Representatives reasonable access, during normal business hours upon reasonable advance notice to the Company and in a manner as shall not unreasonably interfere with the business or operations of the Company or any Subsidiary thereof, to the officers, employees, accountants, agents, properties, offices, and other facilities and to all books, records, contracts, and other assets of the Company and its Subsidiaries, and the Company shall, and shall cause its Subsidiaries to, furnish promptly to Parent such other information concerning the business and properties of the Company and its Subsidiaries as Parent may reasonably request from time to time. Neither the Company nor any of its Subsidiaries shall be required to provide access to or disclose information where such access or disclosure would (i) violate the attorney-client privilege of the Company or any of its Subsidiaries or (ii) conflict with any (A) Law applicable to the Company or any of its Subsidiaries or the assets, or operation of the business, of the Company or any of its Subsidiaries or (B) confidentiality obligation contained within a Contract to which the Company or any of its Subsidiaries is a party or by which any of their assets or properties are bound. Without limiting the foregoing, in the event that the Company does not provide access or information in reliance on the immediately preceding sentence, it shall promptly provide notice to Parent that it is withholding such access or information and the basis for such withholding and shall use its reasonable best efforts to enable full access to such information to be furnished or made available to Parent without so violating privilege or protection, incurring liability, or contravening applicable Law or Contract or obligation, including by entering into a customary joint defense agreement or common interest agreement with Parent (to the extent such an agreement would preserve the applicable privilege or protection), seeking the consent of third parties, redacting parts of documents or sharing “clean summaries of information”. Notwithstanding anything to the contrary contained in this Section 5.03(a), any document, correspondence or information or other access provided pursuant to this Section 5.03(a) may be redacted or otherwise limited to the extent required to prevent disclosure of information prepared by a financial advisor concerning the valuation of the Company or other similarly confidential or competitively sensitive information.

(b) The parties hereto hereby agree that all information provided to them or their respective Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be governed in accordance with Confidentiality Agreement, effective as of May 13, 2021, between Parent and the Company (the “Confidentiality Agreement”), which shall survive the termination of this Agreement in accordance with the terms set forth therein.

Section 5.04 No Solicitation.

(a) The Company shall not, and shall cause its Subsidiaries and its and their respective directors, officers and employees not to, and shall direct and use reasonable best efforts to cause its and their respective agents, advisors, investment bankers and other representatives (with respect to any Person, the foregoing Persons are referred to herein as such Person’s “Representatives”) not to, directly or indirectly, solicit, initiate, propose or knowingly take any action to facilitate, encourage or induce the making, the submission or announcement of, any Takeover Proposal or the making of any proposal that would reasonably be expected to lead to any Takeover Proposal, or, subject to Section 5.04(b): (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its Subsidiaries to any Person or its Representatives, or afford to any Person or its Representatives access to the business, properties, assets, books, records or other non-public information, or to any personnel of the Company or its Subsidiaries (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in each case, which actions or circumstances would reasonably be expected to lead to, result in or facilitate or that is otherwise known to be relating to a Takeover Proposal, including the making, submission or announcement thereof; (ii) knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, any Takeover Proposal; (iii) except where the Company Board makes a good faith determination that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries or any limit on making Takeover Proposals; or (iv) approve, recommend, or propose to approve or recommend, or execute or enter into any letter of intent, term sheet or other Contract or other agreement or understanding (whether binding or non-binding, written or oral, preliminary or definitive) relating to any Takeover Proposal (each, a “Company Acquisition Agreement”). The Company shall, and shall cause its Subsidiaries, and shall direct and use reasonable best efforts to cause its and their respective Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Takeover Proposal, including immediately terminating all access granted to any third party to any physical or electronic data room, and shall direct and use its commercially reasonable efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of the Company or any of its Subsidiaries that was furnished by or on behalf of the Company and its Subsidiaries to promptly return or destroy all such information. Without limiting the foregoing, it is agreed that if any Representative of the Company or any of its Subsidiaries, acting at the Company’s direction or with the Knowledge of the Company, take any action that, if taken by the Company, would constitute a breach of this Section 5.04, such action shall constitute a breach of this Section 5.04 by the Company.

(b) Notwithstanding Section 5.04(a), if, at any time following the date hereof but prior to the receipt of the Company Shareholder Approval, the Company or any of its Representatives receives an unsolicited bona fide written Takeover Proposal that did not result from a breach of this Section 5.04, (i) the Company and its Representatives may engage in contact with the Person or group of Persons making the Takeover Proposal solely to clarify the terms and conditions thereof or to request that any Takeover Proposal made orally be made in writing; and (ii) if the Company Board (or a committee thereof) has determined in good faith (after consultation with its independent financial advisor and outside legal counsel) that such Takeover Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal, then the Company and the Company Board (or a committee thereof) may, subject to Section 5.04(c), directly or indirectly through any Representative: (A) participate in negotiations or discussions with any third party that has made a bona fide, unsolicited Takeover Proposal in writing; and (B) thereafter furnish to such third party non-public information relating to the Company or any of its Subsidiaries, subject to (x) first entering into an executed confidentiality agreement that constitutes an Acceptable Confidentiality Agreement with such third party and (y) the Company promptly (and in any event within 24 hours) providing to Parent any such non-public information in the event such information was not previously made available to Parent; but in each case referred to in the foregoing clauses (A) and (B), only if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law. Nothing contained herein shall prevent the Company Board from disclosing to the Company’s shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Takeover Proposal, if the Company Board determines, after consultation with outside legal counsel, that failure to disclose such position would constitute a violation of applicable Law, it being understood that (i) any such disclosure made by the Company Board must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board and the rights of Parent under this Section 5.04 and (ii) nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Company Adverse Recommendation Change other than in accordance with Section 5.04(d) and Section 5.04(e).

(c) From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VII and the Effective Time, the Company shall notify Parent in writing as promptly as reasonably practicable (but in no event later than two (2) calendar days) after it receives or, to the Knowledge of the Company, its Representatives receive, any Takeover Proposal, or any inquiry that could reasonably be expected to lead to a Takeover Proposal, any request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books, or records of the Company or any of its Subsidiaries by any third party. In such notice, the Company shall include (i) the identity of the third party making any such Takeover Proposal, inquiry or request, (ii) a copy of any such Takeover Proposal, inquiry or request made in writing and any other written terms and proposals provided (including financing commitments) to the Company or its Representatives, (iii) a written summary of the material terms and conditions of any such Takeover Proposal, inquiry or request not made in writing, and (iv) an indication of whether the Company or Company Board intends to take any of the actions referred to in clauses (ii)(A) and (B) of Section 5.04(b). For the avoidance of doubt, the foregoing obligations of the Company shall include an obligation to keep Parent reasonably informed, on a prompt basis (and in any event within one (1) Business Day of any material developments), of the status and material terms and developments of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof.

(d) Except as expressly permitted by this Section 5.04, the Company Board shall not effect a Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement. Notwithstanding the foregoing, at any time prior to the receipt of the Company Shareholder Approval, the Company Board may effect a Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a definitive written Company Acquisition Agreement in connection with such Company Adverse Recommendation Change, only if: (i) the Company promptly notifies Parent, in writing, at least five (5) Business Days (the “Superior Proposal Notice Period”) before making a Company Adverse Recommendation Change or entering into (or causing a Subsidiary to enter into) such definitive written Company Acquisition Agreement, of its intention to take such action with respect to a Superior Proposal, which notice shall state expressly (A) that the Company has received a Takeover Proposal that has not been withdrawn and that the Company Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal; (B) to the extent not previously provided to Parent pursuant to Section 5.04(c) (and without limiting the obligations under Section 5.04(c)), the material terms of such Takeover Proposal, the identity of the Person or group of Persons making such Takeover Proposal and copies of all agreements, proposals and other documents (including financing commitments) relating to such Takeover Proposal; and (C) that the Company Board intends to effect a Company Adverse Recommendation Change or to terminate this Agreement pursuant to Section 7.04(a) absent revisions to the terms and conditions of this Agreement, which notice will specify the basis for such Company Adverse Recommendation Change or such termination; and (ii) prior to effecting such Company Adverse Recommendation Change or such termination, the Company and its Representatives, during the Superior Proposal Notice Period, negotiate with Parent in good faith to make such adjustments to the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, elects to engage in such negotiations (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any revision in price or any material revision to the terms of a Superior Proposal, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least three (3) Business Days remain in the Superior Proposal Notice Period subsequent to the time the Company notifies Parent of any such revision in price or material revision (it being understood that there may be multiple extensions and that all notice obligations of the Company set forth in Section 5.04(c) and this Section 5.04(d) shall apply with respect to each such revision in price or material revision)); (iii) the Company has complied in all material respects with its obligations pursuant to this Section 5.04 with respect to such Takeover Proposal and (iv) the Company Board determines in good faith, after consulting with outside legal counsel and its Company Financial Advisor, that such Takeover Proposal continues to constitute a Superior Proposal after taking into account any adjustments made by Parent during the Superior Proposal Notice Period to the terms and conditions of this Agreement.

(e) Notwithstanding anything to the contrary in the foregoing, in response to an Intervening Event that has occurred after the date of this Agreement but prior to the receipt of the Company Shareholder Approval, the Company Board may effect a Company Adverse Recommendation Change if: (i) prior to effecting the Company Adverse Recommendation Change, the Company promptly notifies Parent, in writing, at least five (5) Business Days (the “Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute a Company Adverse Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to the Intervening Event, and the reasons for taking, such action; (ii) the Company shall, and shall cause its Representatives to, during the Intervening Event Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that the Company Board would no longer determine underlying facts giving rise to, and the reasons for taking such action, ceases to constitute an Intervening Event, if Parent, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Intervening Event Notice Period, there is any material development in an Intervening Event, the Intervening Event Notice Period shall be extended, if applicable, to ensure that at least three (3) Business Days remains in the Intervening Event Notice Period subsequent to the time the Company notifies Parent of any such material development (it being understood that there may be multiple extensions)); (iii) the Company has complied in all material respects with its obligations pursuant to this Section 5.04(e) with respect to such Intervening Event and (iv) the Company Board determines in good faith, after consulting with outside legal counsel and its Company Financial Advisor, that the failure to effect such Company Adverse Recommendation Change, after taking into account any adjustments made by Parent during the Intervening Event Notice Period, would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law. The Company acknowledges and hereby agrees that any Company Adverse Recommendation Change effected (or proposed to be effected) in response to or in connection with any Takeover Proposal may be made solely and exclusively pursuant to Section 5.04(d) only, and may not be made pursuant to this Section 5.04(e), and any Company Adverse Recommendation Change may only be made pursuant to thisSection 5.04 and no other provisions of this Agreement.

Section 5.05 Shareholder Meeting; Preparation of Proxy Materials; Approval by Sole Shareholder of Merger Sub.

(a) The Company shall take all action necessary to conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act, establish a record date, duly call, give notice of, convene, and hold the Company Shareholders Meeting, in each case, as soon as reasonably practicable after the date of this Agreement (and shall not adjourn or postpone the Company Shareholders Meeting without the consent of Parent), and, in connection therewith, the Company shall mail the Company Proxy Statement to the holders of Company Common Stock in advance of such meeting. Except to the extent that the Company Board shall have effected a Company Adverse Recommendation Change as permitted by Section 5.04 hereof, the Company Proxy Statement shall include the Company Board Recommendation. Subject to Section 5.04 hereof, the Company shall use commercially reasonable efforts to: (i) solicit from the holders of Company Common Stock proxies in favor of the adoption of this Agreement and approval of the Merger; and (ii) take all other actions necessary or advisable to secure the vote or consent of the holders of Company Common Stock required by applicable Law to obtain such approval.

(b) In connection with the Company Shareholders Meeting, as soon as reasonably practicable following the date of this Agreement (and in any event within fifteen (15) Business Days) the Company shall prepare and file the preliminary Company Proxy Statement with the SEC. Parent, Merger Sub, and the Company will cooperate and consult with each other in the preparation of the Company Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Company Proxy Statement. The Company shall not file the Company Proxy Statement, or any amendment or supplement thereto, without providing Parent and its legal counsel a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by the Company) and the Company agrees that all information relating to Parent and its Subsidiaries included in the Proxy Statement shall be in form and content reasonably satisfactory to Parent. The Company shall use its commercially reasonable efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Company Proxy Statement as promptly as practicable after receipt thereof and to cause the Company Proxy Statement in definitive form to be cleared by the SEC and mailed to the Company’s shareholders as promptly as commercially reasonably practicable following filing with the SEC. The Company agrees to consult with Parent prior to responding to SEC comments with respect to the preliminary Company Proxy Statement. Each of Parent, Merger Sub, and the Company agree to correct any information provided by it for use in the Company Proxy Statement which shall have become false or misleading and the Company shall promptly prepare and mail to its shareholders an amendment or supplement setting forth such correction (to the extent such correction is material and a filing alone with the SEC of such correction would not be sufficient). The Company shall as soon as commercially reasonably practicable: (i) notify Parent of the receipt of any comments from the SEC with respect to the Company Proxy Statement and any request by the SEC for any amendment to the Company Proxy Statement or for additional information; and (ii) provide Parent with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Company Proxy Statement.

(c) Immediately following the execution and delivery of this Agreement, Parent, as sole shareholder of Merger Sub, shall adopt this Agreement and approve the Merger, in accordance with applicable Law.

Section 5.06 Notices of Certain Events; Shareholder Litigation; No Effect on Disclosure Letter.

(a) The Company shall notify Parent and Merger Sub, and Parent and Merger Sub shall notify the Company, promptly of: (i) any notice or other communication from any Person alleging that the material consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (ii) any material notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and (iii) any event, change, or effect between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the failure of the conditions set forth in Section 6.01, Section 6.02(a), Section 6.02(b), or Section 6.02(c) of this Agreement (in the case of the Company and its Subsidiaries) or Section 6.01, Section 6.03(a) or Section 6.03(b) of this Agreement (in the case of Parent and Merger Sub), to be satisfied.

(b) Prior to the earlier of the Effective Time or the termination of this Agreement pursuant to Article VII, each party shall promptly advise the other in writing after becoming aware of any Legal Action commenced after the date hereof against Parent, the Company or any of its directors by any shareholder of the Company (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby (including the Merger) and shall keep the other party reasonably informed regarding any such Legal Action. Each party shall give the other party the opportunity to consult and participate in any such Legal Action regarding the defense or settlement of any such Legal Action, and shall consider such party’s views and comments with respect to such Legal Action. Notwithstanding anything to the contrary in Section

5.01, the Company shall not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any such Legal Action unless Parent has provided its prior written consent (which consent shall not be unreasonably withheld, delayed, or conditioned). For purposes of this Section 5.06(b), “participate” means that each party will be kept apprised of proposed strategy and other significant decisions by the other party with respect to Legal Actions (to the extent that attorney-client privilege between such party and its counsel is not impaired; it being understood that the Company and Parent shall use reasonable best efforts to enter into arrangements to avoid impairing privilege), and each party may offer comments or suggestions with respect to such Legal Actions but will not be afforded any decision-making power over such Legal Action prior to the Effective Time, except for the settlement or compromise consent set forth above and except that each party shall take into account such other party’s recommendations in good faith.

(c) In no event shall: (i) the delivery of any notice by a party pursuant to Section 5.06(a) limit or otherwise affect the respective rights, obligations, representations, warranties, covenants, or agreements of the parties or the conditions to the obligations of the parties under this Agreement or the remedies available to the parties under this Agreement; or (ii) disclosure by the Company or Parent pursuant to Section 5.06(a) be deemed to amend or supplement the Company Disclosure Letter or constitute an exception to any representation or warranty. Section 5.06(a) shall not constitute a covenant or agreement for purposes of Section 6.02(b) or Section 6.03(b).

Section 5.07 Employees; Benefit Plans.

(a) During the period commencing at the Effective Time and ending on the date which is twelve months from the Effective Time (or if earlier, the date of the employee’s termination of employment with Parent and its Subsidiaries), Parent shall cause the Surviving Corporation and each of its Subsidiaries, as applicable, to provide the employees of the Company and its Subsidiaries who remain employed immediately after the Effective Time (collectively, the “Company Continuing Employees”) with annual base salary or wage level, annual target bonus opportunities, and employee benefits (excluding, any U.S.-based defined benefit pension plans, any non-qualified deferred compensation plans or programs, and any equity compensation arrangements, the “Excluded Benefits”) that are, in the aggregate, no less favorable than the annual base salary or wage level, annual target bonus opportunities, and employee benefits provided by the Company and its Subsidiaries on the date of this Agreement.

(b) With respect to any “employee benefit plan” as defined in Section 3(3) of ERISA maintained by Parent or any of its Subsidiaries, excluding the Excluded Benefits (collectively, “Parent Benefit Plans”) in which any Company Continuing Employees will participate effective as of the Effective Time, and subject to the terms of the governing plan documents, Parent shall, or shall cause the Surviving Corporation to, credit all service of the Company Continuing Employees with the Company or any of its Subsidiaries, as the case may be as if such service were with Parent, for purposes of eligibility to participate and vesting (but not for purposes of benefit accrual, except for vacation, if applicable) for full or partial years of service in any Parent Benefit Plan in which such Company Continuing Employees may be eligible to participate after the Effective Time; provided, that such service shall not be credited to the extent that: (i) such crediting would result in a duplication of benefits; or (ii) such service was not credited under the corresponding Company Benefit Plan.

(c) If Parent provides written notice to the Company no later than five (5) Business Days prior to the Effective Time, that it has determined in good faith (after consultation with the Company and taking into account the Company’s recommendation in good faith) to terminate the Company’s Company Benefit Plan intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code, the Company, shall one (1) Business Day prior to the Effective Time, adopt resolutions terminating any such Company Benefit Plan intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code, effective no later than the day immediately preceding the date the Company and Parent become members of the same controlled group of corporations (as defined in Section 414(b) of the Code). The form and substance of such resolutions shall be subject to the reasonable approval of Parent, and the Company shall provide evidence that such resolutions have been adopted by the Company and/or its Subsidiaries, as applicable.

(d) This Section 5.07 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.07, express or implied, shall confer upon any Company Employee, any beneficiary, or any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.07. Nothing contained herein, express or implied: (i) shall be construed to establish, amend, or modify any benefit plan, program, agreement, or arrangement; (ii) shall alter or limit the ability of the Surviving Corporation, Parent, or any of their respective Affiliates to amend, modify, or terminate any benefit plan, program, agreement, or arrangement at any time assumed, established, sponsored, or maintained by any of them; or (iii) shall prevent the Surviving Corporation, Parent, or any of their respective Affiliates from terminating the employment of any Company Continuing Employee following the Effective Time. The parties hereto acknowledge and agree that the terms set forth in this Section 5.07 shall not create any right in any Company Employee or any other Person to any continued employment with the Surviving Corporation, Parent, or any of their respective Subsidiaries or compensation or benefits of any nature or kind whatsoever, or otherwise alters any existing at-will employment relationship between any Company Employee and the Surviving Corporation.

(e) With respect to matters described in this Agreement, including this Section 5.07, the Company will not send any written notices or other written communication materials to Company Employees without the prior written consent of Parent.

Section 5.08 Directors’ and Officers’ Indemnification and Insurance.

(a) Parent and Merger Sub agree to cause the Surviving Corporation to assure that all rights to indemnification, advancement of expenses, and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of its Subsidiaries (each an “Indemnified Party”) for any acts or omissions by such Indemnified Party occurring prior to the Effective Time, as provided in the Charter Documents of the Company, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof and disclosed in Section 5.08 of the Company Disclosure Letter, shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall remain in full force and effect in accordance with their terms. For a period of six years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect the exculpation, indemnification, and advancement of expenses at least as favorable to the provisions of the Charter Documents of the Company as in effect as of the date of this Agreement with respect to acts or omissions by any Indemnified Party occurring prior to the Effective Time, and shall not (except as required by applicable Law) amend, repeal, or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any Indemnified Party; provided that all rights to indemnification in respect of any claim made for indemnification within such period shall continue until the disposition of such action or resolution of such claim.

(b) The Company shall obtain as of the Effective Time “tail” insurance policies with a claims period of six years from the Effective Time with at least the same coverage and amounts as in the Company’s directors’ and officers’ liability insurance policy in effect as of the date hereof (“D&O Insurance”) and containing terms and conditions that are not less advantageous to the Indemnified Parties, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement) (the “D&O Tail Policy”); provided that in no event shall the cost of the D&O Tail Policy exceed 300% of the annual premium paid by the Company prior to the date hereof in respect of the D&O Insurance. During the term of the D&O Tail Policy, Parent shall not (and shall cause the Surviving Corporation not to) take any action following the Closing to cause the D&O Tail Policy to be cancelled or any provision therein to be amended or waived.

(c) The obligations of Parent, Merger Sub, and the Surviving Corporation under this Section 5.08 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.08 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 5.08 applies shall be third party beneficiaries of this Section 5.08, each of whom may enforce the provisions of this Section 5.08).

(d) In the event Parent, the Surviving Corporation or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of its applicable obligations set forth in this Section 5.08. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract, or otherwise. Nothing in this Agreement is intended to, shall be construed to, or shall release, waive, or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors, and employees, it being understood and agreed that the indemnification provided for in this Section 5.08 is not prior to, or in substitution for, any such claims under any such policies.

(e) The Parent shall pay all expenses, including reasonable attorneys’ fees, that may be incurred by the persons referred to in this Section 5.08 in connection with the valid and successful enforcement of their rights provided in this Section 5.08.

Section 5.09 Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 5.09), each of the parties hereto shall, and shall cause its Subsidiaries to, use its reasonable best efforts to promptly take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to the transactions contemplated by this Agreement as promptly as reasonably practicable (and in no event later than the Outside Date), including: (i) the obtaining of all necessary Permits, waivers, and actions or nonactions from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entities; and (ii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement. The Company and Parent shall, subject to applicable Law, promptly: (A) cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i) and (ii) immediately above; and (B) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions. Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If the Company, on the one hand, or Parent or Merger Sub, on the other hand, receives a request for additional information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then it shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable Law and by any applicable Governmental Entity, provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any Governmental Entity in respect of any filing made thereto in connection with the transactions contemplated by this Agreement. Neither party hereto shall participate in any meeting or teleconference with any Governmental Entity where material issues are reasonably expected to be discussed in connection with this Agreement and the transaction contemplated hereby unless, so long as reasonably practicable and permitted by applicable Law, it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat. Each party hereto shall furnish the other party with copies of all material correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any such Governmental Entity with respect to this Agreement and the transaction contemplated hereby, and furnish the other party with such necessary information and reasonable assistance as the other party may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Entity; provided, however, that each party may, as it deems advisable and necessary, reasonably designate any competitively sensitive materials provided pursuant to this Section 5.09 as “outside counsel only,” and provided further that materials may be redacted (i) to remove references concerning the valuation of Company or Parent and the transaction contemplated hereby or other confidential information, (ii) as necessary to comply with contractual arrangements, and (iii) as necessary to address reasonable privilege or confidentiality concerns. The parties shall discuss in advance the strategy and timing for obtaining any clearances required under Antitrust Laws; provided, however, that (but, for the avoidance of doubt, subject to the Company’s consultation and participation rights described above,Section 5.05(b), Section 5.06(b) and Section 5.09(d)), Parent shall, on behalf of the parties, (but only to the extent relating to the matters that occur from and after the Closing or that would be conditioned on the occurrence of the Closing) devise and lead all meetings, communications, negotiations and strategy (including defense strategy) for dealing with any Governmental Entity in connection with obtaining all consents, approvals, clearances and other authorizations of any Governmental Entity set forth on Section 6.01 of the Company Disclosure Letter, satisfying the conditions set forth in Section 6.01(b), and any matters that otherwise relate to Antitrust Laws in connection with this Agreement or the transactions contemplated hereby. For the avoidance of doubt, nothing in the foregoing sentence shall (x) give Parent the right to control or lead on matters unrelated to this Agreement or unrelated to the consummation of the transactions contemplated hereby, or (y) require the Company to take or agree to take any action (including any disposition, licensing, holding separate or conduct remedy) or to limit or agree to limit the Company’s freedom of action in any respect unless, as set forth in Section 5.09(d) below, the effectiveness of any such agreement, action or limitation is conditioned upon (and such action or limitation takes effect following) the Closing. Notwithstanding anything herein to the contrary, (A) Parent’s obligations to take or cause to take any actions described in this Section 5.09, shall be subject, in each case, to the right of Parent, in Parent’s good faith reasonable discretion, to take reasonable periods of time in order to advocate and negotiate with Governmental Entities with respect to such actions, and (B) subject to the Company’s consultation and participation rights described above, if there are multiple alternative actions or remedies which may result in obtaining any consents, approvals, clearances and other authorizations of any Governmental Entity set forth on Section 6.01 of the Company Disclosure Letter and satisfying the conditions set forth in Section 6.01(b), then Parent shall have sole discretion over which alternative actions or remedies to propose (to the extent that no such remedies take effect prior to the Closing without the Company’s consent).

(b) Without limiting the generality of the undertakings pursuant toSection 5.09(a) hereof, the parties hereto shall: (i) provide or cause to be provided as promptly as reasonably practicable to Governmental Entities with jurisdiction over the Antitrust Laws (each such Governmental Entity, a “Governmental Antitrust Authority”) information and documents requested by any Governmental Antitrust Authority as necessary, proper, or advisable to permit consummation of the transactions contemplated by this Agreement as promptly as reasonably practicable (and in no event later than the Outside Date), including preparing and filing any notification and report form and related material required under the HSR Act and any additional consents and filings under any other Antitrust Laws as promptly as reasonably practicable following the date of this Agreement (provided, that in the case of the filing under the HSR Act, such filing shall be made within fifteen (15) Business Days of the date of this Agreement) and thereafter to respond as promptly as reasonably practicable to any request for additional information or documentary material that may be made under the HSR Act or any other applicable Antitrust Laws; and (ii) subject to the terms set forth in Section 5.09(d) hereof, use their reasonable best efforts to promptly take such actions as are necessary or advisable to obtain approval of the consummation of the transactions contemplated by this Agreement by any Governmental Entity or expiration of applicable waiting periods as promptly as reasonably practicable (and in no event later than the Outside Date).

(c) In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, each of the Company and Parent shall, subject to Section 5.09(d), cooperate and use reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated hereby from occurring prior to the Outside Date.

(d) Without limiting the generality of Parent’s undertakings pursuant to this Section 5.09, Parent agrees to use its reasonable best efforts including by promptly taking any and all steps necessary to avoid or eliminate each and every impediment under any Antitrust Law that may be asserted by any Governmental Entity or any other Person so as to enable the parties to consummate the transactions contemplated by this Agreement as promptly as reasonably practicable (and in no event later than the Outside Date), including proposing, negotiating, committing to and effecting, by consent decree, order, hold separate orders, or otherwise the sale, divestiture or disposition of any of its assets, properties or businesses or of the assets, properties or businesses to be acquired by it pursuant to this Agreement as are required to be divested in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other Order in any suit or proceeding, which would otherwise have the effect of materially delaying or preventing the consummation of the transactions contemplated by this Agreement from occurring prior to the Outside Date. In addition, Parent shall use its reasonable best efforts including by defending through Legal Action on the merits any claim asserted in any Governmental Entity by any party in order to avoid entry of, or to have vacated or terminated, any Order (whether temporary, preliminary or permanent) that would prevent the consummation of the Closing from occurring prior to the Outside Date. Notwithstanding anything herein to the contrary, (i) the Company shall not take or agree to take any actions described in this Section 5.09(d) without the prior written approval of Parent and (ii) neither Parent nor the Company shall be required to take or agree to take any action (including any disposition, licensing, holding separate or conduct remedy) or to limit or agree to limit Parent’s freedom of action or that of the Company or of any Subsidiary in any respect unless (x) such agreement, action or limitation would not reasonably be expected to, individually or in the aggregate, result in a Substantial Detriment and (y) the effectiveness of any such agreement, action or limitation is conditioned upon the Closing. “Substantial Detriment” means a material adverse effect on the Company and its Subsidiaries, taken as a whole, Parent, or the pro forma Parent (together with the Company and its Subsidiaries) (but assuming for this purpose that Parent or the pro forma Parent is the size, and has the aggregate financial and operating metrics, of the Company and its Subsidiaries, taken as a whole).

Section 5.10 Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the Company and Parent. Thereafter, each of the Company, Parent, and Merger Sub agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld, conditioned, or delayed), except as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or other Governmental Entity to which the relevant party is subject or submits, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, the restrictions set forth in this Section 5.10 shall not apply to any release or announcement made or proposed to be made in connection with and related to a Company Adverse Recommendation Change or in compliance with Section 5.04.

Section 5.11 Anti-Takeover Statutes. If any “control share acquisition,” “fair price,” “moratorium,” or other anti-takeover Law becomes or is deemed to be applicable to Parent, the Merger Sub, the Company, the Merger, or any other transaction contemplated by this Agreement, then each of the Company and the Company Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such anti-takeover Law on the transactions contemplated hereby.

Section 5.12 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of shares of Company Common Stock (including derivative securities with respect to such shares) that are treated as dispositions under such rule and result from the transactions contemplated by this Agreement by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company.

Section 5.13 Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 5.14 Stock Exchange Delisting. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of Nasdaq to cause (a) the delisting of the Company Common Stock from Nasdaq as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

Section 5.15 Resignations. At the Closing, the Company shall deliver to Parent evidence reasonably satisfactory to Parent of the resignation of the directors of the Company and its Subsidiaries set forth on Section 5.15 of the Company Disclosure Schedule, effective at the Effective Time.

Section 5.16 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title, and interest in, to and under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 5.17 Financing.

(a) Parent shall use its reasonable best efforts to take, or cause to be taken, all actions necessary, proper and advisable to consummate and obtain the proceeds of the Financing prior to the Outside Date on the terms and conditions described in the Commitment Letter, including using its reasonable best efforts to:

(i) maintain in effect the Commitment Letter in accordance with the terms and subject to the conditions thereof;

(ii) negotiate and enter into all of the definitive agreements with respect to the Financing (the “Definitive Agreements”) consistent with the terms and conditions contained therein (including, as necessary, the “flex” provisions contained in any related fee letter) on or prior to the Closing Date or on other terms no less favorable to the Parent taken as a whole (including with respect to the conditionality thereof);

(iii) satisfy on a timely basis (or obtain a waiver to) all conditions to funding that are applicable to Parent and its Subsidiaries in the Commitment Letter and the Definitive Agreements with respect to the Financing contemplated by the Commitment Letter,

(iv) fully pay, or cause to be fully paid, all commitment or other fees arising pursuant to the Commitment Letter as and when they become due;

(v) comply with its obligations in the Commitment Letter and the Definitive Agreements and enforce its rights under the Commitment Letter and Definitive Agreements; and

(vi) consummate the Financing contemplated by the Commitment Letter and Definitive Agreements substantially concurrently with the Closing.

(b) In the event that all conditions contained in the Commitment Letter have been satisfied (or upon such funding will be satisfied), Parent shall use reasonable best efforts to cause the Lenders to fund the Financing to the extent required to consummate the transactions contemplated by this Agreement and to pay related fees and expenses on the Closing Date. Parent shall comply with its obligations under the Commitment Letter.

(c) Parent shall not, without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed):

(i) permit any amendment, replacement, supplement or modification to, or any waiver of any provision or remedy under, the Commitment Letter (or, following entry into the Definitive Agreements related to the Financing, such Definitive Agreements) if such amendment, replacement, supplement, modification or waiver (individually or in the aggregate with any other amendments, modifications or waivers) would reasonably be expected to (v) add any new or additional (or otherwise expand, amend or modify any existing) conditions to the consummation of all or any portion of the Financing, (w) reduce the amount of the Financing below the amount required, together with cash on hand, to consummate the transactions contemplated hereby (including by changing the amount of fees to be paid or original issue discount thereof), (x) make the funding of any portion of the Financing (or satisfaction of any condition to obtaining any portion of the Financing) materially less likely to occur, (y) adversely affects in any material respect the ability of Parent to enforce its rights against other parties to the Commitment Letter or the Definitive Agreements as so amended, replaced, supplemented or otherwise modified, relative to the ability of Parent to enforce its rights against such other parties to the Commitment Letter as in effect on the date hereof or in the Definitive Agreements, or (z) impede or delay in any material respect the consummation of the transactions contemplated by this Agreement or otherwise make the Financing materially less likely to occur; or

(ii) terminate, rescind or withdraw, or permit the termination, rescission or withdrawal of, any Commitment Letter, unless such Commitment Letter is replaced with a new commitment that, were it structured as an amendment to an existing Commitment Letter, would satisfy the requirements of the foregoing clause (i).

For the avoidance of doubt, nothing herein shall prevent Parent from replacing or amending the Commitment Letter in order to add lead arrangers, bookrunners, syndication agents or similar entities which had not executed the Commitment Letter as of the date hereof or as required pursuant to the market flex provisions in the related fee letters. Parent shall promptly deliver to the Company copies of any such amendment, modification, supplement, waiver or replacement.

(d) In the event that any portion of the Financing becomes (or would reasonably be expected to become) unavailable on the terms and conditions set forth in the Commitment Letter, regardless of the reason therefor, Parent will (i) promptly notify the Company of such unavailability and the reason therefor and will use reasonable best efforts, as promptly as reasonably practicable following the occurrence of such event, to obtain alternative debt financing (in an amount sufficient, together with cash on hand, to consummate the transactions contemplated by this Agreement and to pay related fees and expenses) from the same or other sources that are on terms that are no less favorable, taken as a whole, to Parent than those set forth in the Commitment Letter or the Definitive Agreements, as applicable (the Alternative Financing), and (ii) obtain one or more new financing commitment letters with respect to such Alternative Financing (the New Commitment Letters), which New Commitment Letters will replace the existing Commitment Letter in whole or in part. Parent shall promptly provide the Company with a copy of any New Commitment Letters (and any redacted fee letter in connection therewith). For the purposes of this Agreement, (x) the term Commitment Letter shall be deemed to include any New Commitment Letter (or similar agreement) with respect to any alternative debt financing arranged in compliance herewith (and any Commitment Letter remaining in effect at the time in question), as well as all amendments, modifications and supplements permitted under this Agreement, (y) the term Financing shall be deemed to include any such alternative debt financing, and (z) the term Lenders shall be deemed to include the financing sources providing any such alternative debt financing. The Parent and Merger Sub shall be subject to the same obligations with respect to such Alternative Financing as are set forth in this Section 5.17 with respect to the Financing.

(e) To the extent requested, Parent shall keep the Company reasonably informed on a reasonably current basis of the status of its efforts to arrange the Financing. Parent shall provide the Company with copies of all executed definitive agreements related to the Financing. Without limiting the generality of the foregoing, Parent shall provide the Company with prompt notice (and in any event within two (2) Business Days) (i) of any material breach or default by any party to any Commitment Letter or the Definitive Agreements of which Parent becomes aware, (ii) of the receipt of any written notice or other written communication from any Lender with respect to any (1) breach, default, termination or repudiation by any party to the Commitment Letter or the Definitive Agreements of any provision thereof (but excluding, for the avoidance of doubt, any ordinary course negotiations with respect to the terms of the Financing or Definitive Agreements) or (2) material dispute or disagreement between or among any parties to the Commitment Letter or any definitive agreements related to the Financing but only to the extent that the Parent believes in good faith that (X) it will not be able to obtain any portion of the Financing as a result of such dispute or disagreement or (Y) the Closing could reasonably be expected to be delayed or prevented as a result of such dispute or disagreement, (iii) if and when Parent becomes aware that any portion of the Financing contemplated by the Commitment Letter may not be available, (iv) if for any reason Parent believes in good faith that it will not be able to obtain any portion of the Financing on the terms, in the manner and from the sources contemplated by the Commitment Letter

(including any related flex terms) and (v) of any expiration or termination of the Commitment Letter or other Definitive Agreement; provided that any information disclosed in such notice shall be subject to the confidentiality covenants set forth in Section 5.03. Notwithstanding the foregoing and subject to Section 8.12(b) hereof, compliance by Parent with thisSection 5.17 shall not relieve Parent of its obligation to consummate the transactions contemplated by this Agreement whether or not the Financing is available and Parent acknowledges that this Agreement and the transactions contemplated hereby are not contingent on Parent’s ability to obtain the financing (or any alternative financing) or any specific term with respect to such financing.

Section 5.18 Financing Cooperation.

(a) Prior to the Closing, the Company shall use reasonable best efforts to provide, and to cause its Subsidiaries (and its and their Representatives) to use their respective reasonable best efforts to provide, to Parent (at Parent’s sole expense) such reasonable cooperation requested by Parent in connection with the Financing (provided that such cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries) including, using its reasonable best efforts to:

(i) cooperating with any marketing efforts of Parent and the Lenders for any portion of the Financing, including using reasonable efforts to ensure that the marketing and syndication efforts benefit from the existing banking relationships of the Company and its Subsidiaries and assisting with the preparation of materials for customary rating agency presentations, bank information memoranda and similar syndication and marketing materials necessary for the Financing; participating in a reasonable and limited number of meetings (including customary meetings among the finance providers, prospective lenders and investors, and senior management and representatives of the Company and its Subsidiaries and meetings with rating agencies) and providing customary authorization letters to the financing providers authorizing the distribution of information to prospective lenders or investors and containing a representation to the Lenders that the public side versions of such documents, if any, do not include material non-public information about the Company or its Subsidiaries or its or their respective securities and executing ratings agency engagement letters as required in connection with the Financing (provided, that the Company shall not be required to pay any cost or expenses relating to rating agency engagement letters);

(ii) providing all reasonably available financial information (including, without limitation, any additional financial information required under the Commitment Letter) as may be reasonably requested in connection with the structuring, arrangement and syndication of the Financing and that is customary to be included in marketing materials for senior secured indebtedness (or any documentation or deliverables in connection therewith) similar to the Financing; provided that the filing of the required financial statements on Form 10-K and Form 10-Q will satisfy the requirements of this clause with respect to annual and quarterly financials;

(iii) reasonably assisting in (x) the preparation and, to the extent the Company or any of its Subsidiaries becomes a borrower or a guarantor under the definitive financing documents on or after the Closing, execution and delivery of one or more credit or other agreements governing the Financing, as well as any security documents, intercreditor documents, certificates or other definitive or ancillary financing documents in connection with the Financing and (y) the facilitation of pledging of collateral and provision of payoff letters and lien releases, it being understood that any documents contemplated by this subsection (iii) will not become effective until the Closing;

(iv) providing promptly (and in any event at least five (5) Business Days before Closing; provided that the request for such information has been made at least ten (10) Business Days prior to the Closing Date) to Parent and its financing sources all documentation and other information reasonably requested by such financing sources which are required to comply with applicable “know your customer”, beneficial ownership and anti-money laundering rules and regulations (including the USA Patriot Act and the Lenders’ corresponding internal policies of general application to all borrowers and guarantors);

(v) obtaining and delivering to Parent, at least one (1) Business Day prior to the Closing Date, an executed pay-off letter in customary form reasonably acceptable to Parent with respect to the Credit Agreement; and

(vi) taking all corporate and other actions, subject to the occurrence of the Closing, reasonably requested by Parent to permit the consummation of the Financing,

provided, however, that nothing herein shall require such cooperation to the extent it would, or would be likely to, (1) interfere unreasonably with the business or operations of the Company or any of its Subsidiaries, (2) require the Company or any of its Subsidiaries to take any action that will conflict with or violate the Company’s or any such Subsidiary’s constitutional documents or any applicable Law, (3) require the Company or any of its Subsidiaries to enter into or approve any documentation referred to in paragraph (iii) above that takes effect or is effective prior to the Closing or (4) require the Company or any of its Subsidiaries to bear any out of pocket cost or expense or pay any fee (other than those costs and fees that Parent commits to reimburse) or provide any indemnity, in each case effective prior to the Closing (5) give any indemnities in connection with the Financing that are effective prior to the Closing, (6) provide in connection with the Financing any information the disclosure of which is prohibited or restricted under Law or is legally privileged, (7) require the pre-Closing Board of Directors of the Company and the directors, managers and general partners of the Company’s Subsidiaries to adopt resolutions approving the agreements, documents and instruments pursuant to which the Financing is obtained, (8) require the Company or any of its Subsidiaries to take any corporate actions prior to the Closing to permit the consummation of the Financing, or (9) require the Company or any of its Subsidiaries to provide (A) the preparation of pro forma financial information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information, (B) any description of all or any component of the Financing, including any such description to be included in any liquidity or capital resources disclosure or any “description of notes”, (C) projections, risk factors or other forward-looking statements relating to all or any component of the Financing, (D) Subsidiary financial statements or any other information of the type required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, (E) Compensation Disclosure and Analysis required by Item 402(b) of Regulation S-K, or (F) any solvency certificate or similar certification or representation; provided, however, that notwithstanding anything herein to the contrary, the Company shall be obligated to provide projections (of the type that are customary to be included in private side marketing materials for senior secured indebtedness similar to the Financing) and other customary forward-looking information relating to the Company’s future performance for use in private side marketing materials. Nothing in this Section 5.18 will require (1) any officer or Representative of the Company or any of its Subsidiaries to deliver any certificate or opinion or take any other action that could reasonably be expected to result in personal liability to such officer or Representative, or (2) the members of the Company Board as of immediately prior to the Closing to approve any financing or Contracts related thereto. For the avoidance of doubt, any action taken by the Company or its Subsidiaries in accordance with this Section 5.18 shall not be deemed to breach any of the Company’s or its Subsidiaries obligations under Section 5.01.

(b) Parent shall promptly reimburse the Company and its Subsidiaries for all out-of-pocket costs and expenses (including reasonable legal fees and expenses) incurred by the Company and/or any of its Subsidiaries in connection with providing the support and cooperation contemplated by this Section 5.18. Parent shall indemnify and hold harmless the Company and each of its Subsidiaries, and each of their respective directors, officers, employees, agents and other representatives, from and against any and all damages, claims, interest, costs or expenses (including reasonable legal fees and expenses), awards, judgments, penalties and amounts paid in settlement suffered or incurred by any of them in connection with the arrangement of the Financing (including any information utilized in connection therewith and any misuse of the logos or marks of the Company or its Subsidiaries in each case prior to the Closing occurring), except to the extent that such losses arise out of or in connection with the willful misconduct or fraud by the Company or any of its Subsidiaries.

(c) Subject to the Parent’s indemnification obligations under this Section 5.18, Parent shall be entitled to use the Company’s or its Subsidiary’s logos in connection with the Financing; provided that such logos (i) are used solely in a manner that is not intended or likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries, and (ii) are used solely in connection with a description of the Company, its business and operations or the Transactions.

ARTICLE VI

CONDITIONS

Section 6.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable Law) on or prior to the Closing Date of each of the following conditions:

(a) Company Shareholder Approval. This Agreement will have been duly adopted by the Company Shareholder Approval.

(b) Regulatory Approvals. All waiting periods applicable to the Merger (including any timing agreement with the U.S. Department of Justice or Federal Trade Commission) shall have expired or been terminated under the HSR Act.

(c) No Injunctions, Restraints, or Illegality. No Governmental Entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced, or entered any Laws or Orders, whether temporary, preliminary, or permanent, that is in effect and make illegal, enjoin, or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.

(d) Governmental Consents. All consents, approvals, clearances and other authorizations of any Governmental Entity set forth in Section 6.01 of the Company Disclosure Letter shall have been obtained and any applicable waiting periods with respect thereto shall have expired or been terminated, as the case may be.

Section 6.02 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by Parent and Merger Sub on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.02 (Capital Structure) shall be true and correct in all respects when made and as of immediately prior to the Effective Time, as if made at and as of such time (except for those representations and warranties that address matters only as of a particular date, which shall be true and correct as of that date) except for de minimis inaccuracies, (ii) the representations and warranties of the Company set forth in Section 3.01 (Organization), Section 3.03(a) (Authority), Section 3.05(b) (Absence of Certain Changes or Events), Section 3.09 (No Litigation), Section 3.10 (Brokers’ and Finders’ Fees), Section 3.19 (Antitakeover Statutes) and Section 3.20 (Fairness Opinion) that (A) are not qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all material respects when made and as of immediately prior to the Effective Time, as if made at and as of such time (except for those representations and warranties that address matters only as of a particular date, which shall be so true and correct as of that date) and (B) that are qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all respects when made and as of immediately prior to the Effective Time, as if made at and as of such time (except for those representations and warranties that address matters only as of a particular date, which shall be so true and correct as of that date), and (iii) all other representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct (without giving effect to any materiality qualification or Company Material Adverse Effect set forth therein) in all respects when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be so true and correct in all respects as of that date), except for such failures to be true and correct that have not had and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance of Covenants. The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, in this Agreement required to be performed by or complied with by it at or prior to the Closing.

(c) Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any Company Material Adverse Effect.

(d) Government Consents. None of the consents, approvals, clearances, and other authorizations or expirations referenced in Section 6.01(b) or Section 6.01(d) shall have resulted in a Substantial Detriment.

(e) Officers Certificate. Parent will have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 6.02(a), Section 6.02(b), and Section 6.02(c) hereof.

Section 6.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in Article IV of this Agreement shall be true and correct in all material respects when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be so true and correct in all respects as of that date).

(b) Performance of Covenants. Parent and Merger Sub shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, of this Agreement required to be performed by or complied with by them at or prior to the Closing.

(c) Officers Certificate. The Company will have received a certificate, signed by an officer of Parent, certifying as to the matters set forth in Section 6.03(a) andSection 6.03(b).

ARTICLE VII

TERMINATION, AMENDMENT, AND WAIVER

Section 7.01 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time (whether before or after the receipt of the Company Shareholder Approval) by the mutual written consent of Parent, Merger Sub, and the Company.

Section 7.02 Termination by Either Parent or the Company. This Agreement may be terminated by either Parent or the Company at any time prior to the Effective Time:

(a) if (whether before or after the receipt of the Company Shareholder Approval) the Closing shall not have occurred on or before 5:00 p.m. Eastern Time on November 17, 2021 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the Closing to have occurred on or before the Outside Date and provided, further, however, that, if all of the conditions set forth in Article VI, other than the conditions set forth in Section 6.01(b), Section 6.01(c) (to the extent the failure of such condition arises from or relates to Antitrust Laws) or Section 6.01(d), shall have been satisfied or shall be capable of being satisfied at such time, then either the Company or Parent shall be entitled to extend the Outside Date on no more than two successive occasions of two (2) months each (not to exceed 9 months after the date of this Agreement) by delivering written notice to the other party no later than such then-scheduled Outside Date, and the expiration date of the last extension period shall thereafter be deemed to be the Outside Date.

(b) if (whether before or after the receipt of the Company Shareholder Approval) any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(b) shall not be available to a party if such Law or Order resulted from the material breach of any representation, warranty, covenant, or other agreement of such party set forth in this Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement, or entry of any such Law or Order; or

(c) if this Agreement has been submitted to the shareholders of the Company for adoption at a duly convened Company Shareholders Meeting and the Company Shareholder Approval shall not have been obtained at such meeting (or, if such Company Shareholders Meeting has been adjourned or postponed, the Company Shareholder Approval shall not have been obtained at the final adjournment or postponement thereof).

Section 7.03 Termination by Parent. This Agreement may be terminated by Parent at any time prior to the Effective Time:

(a) if prior to the receipt of the Company Shareholder Approval at the Company Shareholders Meeting, (i) a Company Adverse Recommendation Change shall have occurred or (ii) the Company has willfully (meaning such breach was the result of an action that was both intentional and known to be a breach) and materially breached its obligations under Section 5.04; or

(b) if the Company shall have breached or there is any inaccuracy in any of its representations or warranties, or shall have breached or failed to perform any of its covenants or other agreements contained in this Agreement, which breach, inaccuracy or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 6.02(a), or Section 6.02(b) and (ii) is either not curable or is not cured by the earlier of (A) the Outside Date and (B) the date that is 30 days following written notice from Parent to the Company of such breach, inaccuracy or failure.

Section 7.04 Termination by the Company. This Agreement may be terminated by the Company at any time prior to the Effective Time:

(a) in order concurrently to enter into a definitive, written Company Acquisition Agreement for a transaction that constitutes a Superior Proposal prior to the receipt of the Company Shareholder Approval at the Company Shareholders Meeting if, (i) the Company has complied in all material respects with Section 5.04 with respect to such Superior Proposal, and (ii) prior to or substantially concurrently with such termination the Company pays the Termination Fee due to Parent in accordance with Section 7.06(a)(ii) and (iii) substantially concurrently with such termination, the Company enters into such definitive written Company Acquisition Agreement;

(b) if either Parent or Merger Sub shall have breached or there is any inaccuracy in any of its representations or warranties, or shall have breached or failed to perform any of its covenants or other agreements contained in this Agreement, which breach, inaccuracy or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 6.03(a) orSection 6.03(b) and (ii) is either not curable or is not cured by the earlier of (A) the Outside Date and (B) the date that is 30 days following written notice from the Company to Parent of such breach, inaccuracy or failure; or

(c) if (i) all of the conditions set forth in Section 6.01 and Section 6.02 have been and continue to be satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing), (ii) Parent and Merger Sub fail to consummate the Merger on the date upon which Parent is required to consummate the Merger pursuant to Section 1.02, (iii) the Company has irrevocably notified Parent in writing that (A) it is ready, willing and able to consummate the Closing and (B) all conditions set forth in Section 6.03 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that the Company is willing to waive any unsatisfied conditions set forth in Section 6.03, (iv) the Company has given Parent written notice at least three (3) Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 7.04(c) if Parent and Merger Sub fail to consummate the Merger on the date required pursuant to Section 1.02 and (v) Parent and Merger Sub fail to consummate the Merger on the later of the expiration of such three (3) Business Day period contemplated by the foregoing clause or the date set forth in the foregoing notice.

Section 7.05 Notice of Termination; Effect of Termination. The party desiring to terminate this Agreement pursuant to this Article VII (other than pursuant to Section 7.01) shall deliver written notice of such termination to each other party hereto specifying with particularity the reason for such termination, and any such termination in accordance with this Section 7.05 shall be effective immediately upon delivery of such written notice to the other party. In the event of termination of this Agreement pursuant to this Article VII, this Agreement shall terminate (except that the Confidentiality Agreement, Section 5.18(b), this Section 7.05, Section 7.06 andArticle VIII shall survive any termination), and there shall be no Liability of any party hereto (or any partner, member, manager, shareholder, director, officer, employee, Affiliate, agent or other representative of such party, and, collectively referred to herein as “Related Parties”) to the other parties hereto, as applicable, except as provided in Section 5.18(b), Section 7.06, Section 8.11 and Section 8.12. The parties acknowledge and agree that (i) nothing in this Section 7.05 shall be deemed to affect the parties’ rights to specific performance under Section 8.12 (except as expressly set forth in Section 8.12); and (ii) no termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement.

Section 7.06 Fees and Expenses Following Termination.

(a) Company Payments.

(i) If this Agreement is terminated by Parent pursuant toSection 7.03(a), then the Company shall promptly pay to Parent within two (2) Business Days after such termination, the Termination Fee.

(ii) If this Agreement is terminated by the Company pursuant to Section 7.04(a), then prior to or concurrently with such termination the Company must pay to Parent the Termination Fee.

(iii) If (A) this Agreement is terminated pursuant to Section 7.02(a) or Section 7.02(c), (B) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 7.02(a) orSection 7.02(c), a Takeover Proposal has been publicly announced or disclosed and not withdrawn or otherwise abandoned, and (C) within one (1) year following the termination of this Agreement pursuant to Section 7.02(a) or Section 7.02(c), as applicable, either a Takeover Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of a Takeover Transaction, then, in any such event, the Company shall promptly pay the Termination Fee upon the earlier of the consummation or entry into a definitive agreement with respect to such Takeover Transaction. For purposes of this Section 7.06(a)(iii), all references in the definition of the term Takeover Transaction to “15%” will be deemed to be references to “50%.”

(b) Parent Payments.

(i) If this Agreement is terminated by the Company pursuant to Section 7.04(c), or by Company or Parent pursuant to Section 7.02(a) at a time when the Company would have been entitled to terminate this Agreement pursuant to Section 7.04(c), then Parent shall promptly pay to the Company, within two (2) Business Days after such termination, the Reverse Termination Fee.

(c) Payments; Default. The Company, Parent and Merger Sub each acknowledge and hereby agree that the provisions of this Section 7.06 are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, the Company, Parent and Merger Sub would not have entered into this Agreement. If the Company shall fail to pay in a timely manner the amounts due pursuant to Section 7.06(a), and, in order to obtain such payment, Parent makes a claim against the Company that results in a judgment against the Company, or Parent shall fail to pay in a timely manner the amounts due pursuant to Section 7.06(b) and, in order to obtain such payment, the Company makes a claim against Parent that results in a judgment against Parent, either the Company or Parent, as applicable, shall pay to other party the reasonable costs and expenses of the other party (including its reasonable attorneys’ fees and expenses) incurred or accrued in connection with such suit, together with interest on the amounts set forth in this Section 7.06 at the prime lending rate prevailing during such period as published in The Wall Street Journal (the “Fee Enforcement Expenses”). Any interest payable hereunder shall be calculated on a daily basis from the date such amounts were required to be paid until (but excluding) the date of actual payment, and on the basis of a 360-day year. All payments under this Section 7.06 to be made by the Company to Parent shall be made by wire transfer of immediately available funds to an account designated in writing by Parent, and all payments under this Section 7.06 to be made by Parent to the Company shall be made by wire transfer of immediately available funds to an account designated in writing by the Company. The parties acknowledge and agree that in no event shall (i) the Company be obligated to pay the Termination Fee on more than one occasion or (ii) Parent be obligated to pay the Reverse Termination Fee on more than one occasion. The parties hereto also agree that each of the Termination Fee and the Reverse Termination Fee constitutes liquidated damages and not a penalty.

(d) Sole and Exclusive Remedy.

(i) Under no circumstances will the collective monetary damages payable by Parent, Merger Sub, any of their Affiliates, the Debt Financing Parties or any of the respective Related Parties of the foregoing in connection with breaches under this Agreement (other than Section 5.18(b) and the Fee Enforcement Expenses) exceed the aggregate amount of $99,000,000 (the “Parent Liability Limitation”). Other than for any breach by Parent, Merger Sub or any of their Affiliates of the Confidentiality Agreement or Section 5.18(b) and the Fee Enforcement Expenses, in no event will any of the Company’s Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award in excess of the Parent Liability Limitation against (A) Parent, Merger Sub, any of their Affiliates, the Debt Financing Parties or any of the respective Related Parties of the foregoing, and in no event will the Company be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against Parent, Merger Sub, any of their Affiliates, the Debt Financing Parties or any of the respective Related Parties of the foregoing for, or with respect to, this Agreement or the transactions contemplated hereby, the termination of this Agreement, the failure to consummate any of the transactions contemplated hereby or any claims or actions under applicable Law arising out of any such breach, termination or failure. Other than the obligations of Parent and Merger Sub to the extent expressly provided in this Agreement and other than the obligations of Parent, Merger Sub or any of their respective Affiliates to the extent expressly provided in the Confidentiality Agreement, in no event will Parent, Merger Sub, any of their Affiliates, any Debt Financing Party or any of the respective Related Parties of the foregoing or any other Person other than Parent and Merger Sub have any liability for monetary damages to the Company or any other Person relating to or arising out of this Agreement or the Transactions.

(ii) Parent’s receipt of the Termination Fee to the extent owed pursuant to Section 7.06(a), will be the only monetary damages that Parent and each of its Affiliates may recover from the Company and the Company’s Related Parties in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate any of the transactions contemplated hereby and thereby or any claims or actions under applicable Law arising out of any such breach, termination or failure, and upon payment of such amount, (1) none of the Company nor the Company’s Related Parties will have any further liability or obligation to Parent relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination (except that the Company will remain obligated with respect to, and Parent may be entitled to remedies with respect to (x) the Confidentiality Agreement and (y) the Fee Enforcement Expenses); and (2) none of Parent nor any other Person will be entitled to bring or maintain any claim, action or proceeding against the Company or the Company’s Related Parties arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis for such termination (except that the Company will remain obligated with respect to, and Parent may be entitled to remedies with respect to (x) the Confidentiality Agreement and (y) the Fee Enforcement Expenses).

(iii) Under no circumstances will the collective monetary damages payable by the Company or its Affiliates for breaches under this Agreement (other than the Fee Enforcement Expenses) exceed the aggregate amount of $66,000,000 (the “Company Liability Limitation”). In no event will any of the Parent’s Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award (other than the Fee Enforcement Expenses) in excess of the Company Liability Limitation against the Company or any of the Company’s Related Parties, and in no event will Parent or the Parent’s Related Parties be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Company Liability Limitation (other than the Fee Enforcement Expenses) against the Company or any of the Company’s Related Parties for, or with respect to, this Agreement or the transactions contemplated hereby, the termination of this Agreement, the failure to consummate any of the transactions contemplated hereby or any claims or actions under applicable Law arising out of any such breach, termination or failure. Other than the obligations of the Company to the extent expressly provided in this Agreement, in no event will the Company’s Related Parties or any other Person other than the Company have any liability for monetary damages to Parent or any other Person relating to or arising out of this Agreement or the transactions contemplated hereby.

(iv) The Company’s receipt of the Reverse Termination Fee to the extent owed pursuant to Section 7.06(b), will be the only monetary damages that the Company and its Affiliates may recover from Parent, Merger Sub, any of their Affiliates, any Debt Financing Party or any of the respective Related Parties of the foregoing in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate any of the transactions contemplated hereby or any claims or actions under applicable law arising out of any such breach, termination or failure, and upon payment of such amount, (1) none of Parent, Merger Sub, any of their Affiliates, any Debt Financing Party or any of the respective Related Parties of the foregoing will have any further liability or obligation to the Company relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination (except that the Parent will remain obligated with respect to, and the Company may be entitled to remedies with respect to (x) the Confidentiality Agreement, (y)Section 5.18(b) and (z) the Fee Enforcement Expenses); and (2) none of the Company nor any other Person will be entitled to bring or maintain any claim, action or proceeding against Parent, Merger Sub, any of their Affiliates, any Debt Financing Party or any of the respective Related Parties of the foregoing arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis for such termination (except that the Parent will remain obligated with respect to, and the Company may be entitled to remedies with respect to (x) the Confidentiality Agreement, (y) Section 5.18(b) and (z) the Fee Enforcement Expenses).

(e) Acknowledgement Regarding Specific Performance. Notwithstanding anything to the contrary in Section 7.06(d)) or the existence of the Parent Liability Limitation or the availability of monetary damages, it is agreed that the Company will be entitled to an injunction, specific performance or other equitable relief subject to the terms and limitations set forth in Section 8.12(b).

(f) Expenses. Except as expressly set forth in this Section 7.06, all expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses, provided, however, that (i) Parent shall be responsible for fifty percent (50%) all filing fees incurred in connection with the HSR Act or any other Antitrust Law in connection with the consummation of the transactions contemplated by this Agreement, and (ii) Company shall be responsible for fifty percent (50%) of all filing fees incurred in connection with the HSR Act or any other Antitrust Law in connection with the consummation of the transactions contemplated by this Agreement.

Section 7.07 Amendment. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Shareholder Approval, by written agreement signed by each of the parties hereto; provided, however, that following the receipt of the Company Shareholder Approval, there shall be no amendment or supplement to the provisions of this Agreement which by Law or in accordance with the rules of any relevant self-regulatory organization would require further approval by the holders of Company Common Stock without such approval.

Section 7.08 Extension; Waiver. At any time prior to the Effective Time, Parent or Merger Sub, on the one hand, or the Company, on the other hand, may: (a) extend the time for the performance of any of the obligations of the other party(ies); (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement; or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements, or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Definitions. For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains provisions that are no less favorable to the Company than those contained in the Confidentiality Agreement (provided that such agreement need not contain any standstill restrictions if the Company Board or a committee thereof determines in good faith after consultation with outside counsel that inclusion of such restrictions would be reasonably likely to violate the fiduciary duties of the Company Board or such committee).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.

“Affordable Care Act” means the Patient Protection and Affordable Care Act (PPACA), as amended by the Health Care and Education Reconciliation Act (HCERA).

“Agreement” has the meaning set forth in the Preamble.

“Anti-Corruption Laws” means, collectively, (i) the US Foreign Corrupt Practices Act of 1977, (ii) the UK Bribery Act 2010, and (iii) any other law, rule, regulation, or other legally binding measure of any jurisdiction that implements the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or that otherwise relates to bribery or corruption.

“Antitrust Laws” has the meaning set forth in Section 3.03(c).

“Articles of Merger” has the meaning set forth in Section 1.03.

“Book-Entry Share” has the meaning set forth in Section 2.01(c).

“Business Day” means any day, other than Saturday, Sunday, or any day on which banking institutions located in New York City are authorized or required by Law or other governmental action to close.

“Cancelled Shares” has the meaning set forth in Section 2.01(a).

“Certificate” has the meaning set forth in Section 2.01(c).

“Charter Documents” has the meaning set forth in Section 3.01(b).

“Closing” has the meaning set forth in Section 1.02.

“Closing Date” has the meaning set forth in Section 1.02.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment Letter” has the meaning set forth in Section 4.03.

“Company” has the meaning set forth in the Preamble.

“Company Acquisition Agreement” has the meaning set forth in Section 5.04(a).

“Company Adverse Recommendation Change” shall mean the Company Board: (a) failing to make or withdrawing, or amending, modifying, or materially qualifying in a manner adverse to Parent, the Company Board Recommendation; (b) failing to include the Company Board Recommendation in the Company Proxy Statement that is mailed to the Company’s shareholders or in any other material press release or written communication to the Company’s shareholders in connection with the Company Shareholders Meeting prior to obtaining the Company Shareholder Approval; (c) adopting, approving, endorsing, recommending or otherwise declaring advisable a Takeover Proposal; (d) failing to unanimously recommend against acceptance of any tender offer or exchange offer for the shares of Company Common Stock within ten (10) Business Days after the commencement of such offer or failing to maintain at any time such a recommendation against such offer at any time before the expiration or withdrawal of such offer; (e) making any public statement inconsistent with the Company Board Recommendation; or (f) resolving, proposing or agreeing, or proposing to resolve or agree, to take any of the foregoing actions.

“Company Balance Sheet” has the meaning set forth in Section 3.04(e).

“Company Benefit Plan” shall mean each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and each other equity or equity-based incentive, compensation, severance, employment, consulting, change-in-control, retention, vacation, paid time off, fringe benefit, bonus, incentive, savings, retirement, deferred compensation, or other compensatory or benefit plan, agreement, program, policy or arrangement, whether or not subject to ERISA, entered into, contributed to (or required to be contributed to), sponsored by or maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party. For the avoidance of doubt, Company Benefit Plan shall include both U.S. and non-U.S. plans.

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in Section 3.03(d).

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Continuing Employees” has the meaning set forth in Section 5.07(a).

“Company Disclosure Letter” has the meaning set forth in the introductory language in Article III.

“Company Employee” means each current employee, independent contractor, consultant, or director of the Company or any of its Subsidiaries.

“Company Equity Award” means a Company SAR, a Company Restricted Share, a Company Restricted Stock Unit or Company Performance Stock Unit granted under one of the Company Stock Plans, as the case may be.

“Company Financial Advisor” has the meaning set forth in Section 3.10.

“Company IP” has the meaning set forth in Section 3.07(b).

“Company IT Systems” means all software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means any change, effect, event, occurrence, circumstance, occurrence, condition, effect or development that, individually or in the aggregate, (i) has had or would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, excluding, however, the impact of (A) any changes or developments in domestic, foreign or global markets or domestic, foreign or global economic conditions generally, including (1) any changes or developments in or affecting the domestic or any foreign securities, equity, credit or financial markets or (2) any changes or developments in or affecting domestic or any foreign interest or exchange rates, (B) changes in GAAP or any official interpretation or enforcement thereof, (C) changes in applicable Law or any changes or developments in the official interpretation or enforcement thereof by Governmental Entities, (D) changes in domestic, foreign or global political conditions (including the outbreak or escalation of war, military actions, or acts of terrorism), including any worsening of such conditions threatened or existing on the date of this Agreement, (E) weather conditions or other acts of God (including storms, earthquakes, tornados, floods or other natural disasters), (F) a decline in the trading price or trading volume of the Company’s common stock or any change in the ratings or ratings outlook for the Company or any of its Subsidiaries (provided, that the underlying causes thereof may be considered in determining whether a Company Material Adverse Effect has occurred if not otherwise excluded hereunder), (G) the failure to meet any projections, guidance, budgets, forecasts or estimates (provided, that the underlying causes thereof may be considered in determining whether a Company Material Adverse Effect has occurred if not otherwise excluded hereunder), (H) any action taken or omitted to be taken by the Company or any of its Subsidiaries at the written request of Parent (but excluding, for the avoidance of doubt, requests to comply with Section 5.01), (I) any actions or claims made or brought by any of the current or former shareholders of the Company (or on their behalf or on behalf of the Company) against the Company or any of its directors, officers or employees arising out of this Agreement or the Merger, (J) the announcement or the existence of this Agreement if arising from the identity of Parent or its Affiliates, (K) changes in, or effects arising from or relating to, any epidemic, pandemic or disease outbreak (including the COVID-19 Pandemic or any COVID-19 Measure), curfews or other restrictions that relate to, or arise out of, any epidemic, pandemic or disease outbreak (including the COVID-19 Pandemic) or material worsening of such conditions threatened or existing as of the date of this Agreement, and (L) the failure to obtain any approvals or consents from any Governmental Entity required by the transactions contemplated by this Agreement (provided, that the underlying causes thereof may be considered in determining whether a Company Material Adverse Effect has occurred if not otherwise excluded hereunder); except, with respect to clauses (A), (B), (C), (D), (E) or (K), to the extent that such impact is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, relative to others in the industry or industries in which the Company and its Subsidiaries operate (in which case the such disproportionate effect(s) may be taken into account in determining whether there has been a Company Material Adverse Effect); or (ii) would reasonably be expected to prevent or materially hinder, materially impair or materially delay the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement by the Outside Date.

“Company Material Contract” has the meaning set forth in Section 3.15(a).

“Company-Owned IP” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

“Company Performance Stock Units” means a performance restricted stock unit issued by the Company pursuant to a Company Stock Plans that vests on the basis of time and the achievement of performance targets, pursuant to which the holder has a right to receive Company Common Stock after the vesting or lapse of restrictions applicable to such performance restricted stock unit.

“Company Preferred Stock” has the meaning set forth in Section 3.02(a).

“Company Proxy Statement” has the meaning set forth in Section 3.17.

“Company Restricted Share” has the meaning set forth in Section 2.06(a).

“Company Restricted Stock Units” means a restricted stock unit issued by the Company pursuant to a Company Stock Plans that vests solely on the basis of time, pursuant to which the holder has a right to receive Company Common Stock or cash after the vesting or lapse of restrictions applicable to such restricted stock unit.

“Company SAR” has the meaning set forth in Section 2.06(b).

“Company SEC Documents” has the meaning set forth in Section 3.04(a).

“Company Securities” has the meaning set forth in Section 3.02(b)(ii).

“Company Shareholder Approval” has the meaning set forth in Section 3.03(a).

“Company Shareholders Meeting” means the special meeting of the shareholders of the Company to be held to consider the adoption of this Agreement.

“Company Stock Plans” means the following plans, in each case as amended: the 2011 Equity Incentive Plan and the 2019 Equity Incentive Plan.

“Company Subsidiary Securities” has the meaning set forth in Section 3.02(c).

“Confidentiality Agreement” has the meaning set forth in Section 5.03(b).

“Consent” has the meaning set forth in Section 3.03(c).

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases, or other instruments or commitments that are binding or purport to be binding, whether written or oral.

“COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, order, directive, guidelines or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or response to the COVID-19 Pandemic, including the CARES Act and Families First Act.

“COVID-19 Pandemic” means the infectious disease caused by severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2) and commonly known as “COVID-19”, any evolution thereof or related or associated epidemics, pandemics or disease outbreaks.

“Credit Agreement” means that certain Credit Agreement, dated as of February 14, 2019, by and among the Company, the financial institutions party thereto and KeyBank National Association, as administrative agent thereunder, as amended, restated, supplemented or otherwise modified prior to the Closing Date.

“Cyber Policies” means the Cyber/Technology Errors and Omissions, and the Excess Cyber/Technology Errors and Omissions insurance coverage, underwritten by a consortium with Lloyd’s of London, each expiring on June 30, 2021, under which the Company and its Subsidiaries are insured parties.

“Cybersecurity Incident” means any event that actually or potentially jeopardizes, disrupts or otherwise impacts the integrity, confidentiality or availability of the Company IT Systems or data retained thereon, including, but not limited to, a ransomware attack or a denial-of-service attack.

“Debt Financing Parties” has the meaning set forth in Section 8.13.

“Definitive Agreements” has the meaning set forth in Section 5.17.

“Effective Time” has the meaning set forth in Section 1.03.

“Environmental Laws” means any applicable Law (a) relating to pollution or the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or any exposure to or release of, or the management of (including the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of) any hazardous or toxic materials, substances or wastes or (b) that regulates, imposes liability (including for enforcement, investigatory costs, cleanup, removal or response costs, natural resource damages, contribution, injunctive relief, personal injury or property damage) or establishes standards of care with respect to any of the foregoing.

“Environmental Permit” means any permit, certificate, registration, notice, approval, identification number, license or other authorization required under any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” has the meaning set forth in Section 3.03(c).

“FBCA” has the meaning set forth in the Recitals.

“Financing” has the meaning set forth in Section 4.03.

“Foreign Antitrust Laws” has the meaning set forth in Section 3.03(c).

“GAAP” has the meaning set forth in Section 3.04(b).

“GDPR” has the meaning set forth in Section 3.12(k).

“Governmental Antitrust Authority” has the meaning set forth in Section 5.09(b).

“Governmental Entity” has the meaning set forth in Section 3.03(c).

“Hazardous Substance” shall mean: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“HSR Act” has the meaning set forth in Section 3.03(c).

“In-the-Money SAR” means a vested Company SAR for which the SAR Per Share Consideration is greater than zero.

“Indemnified Party” has the meaning set forth in Section 5.08(a).

“Initial Lender” has the meaning set forth in Section 4.03.

“Intellectual Property” means any and all intellectual property, or other proprietary or similar rights, throughout the world, including rights in and to: (a) trademarks, service marks, trade dress, logos, trade names, corporate names, and similar indicia of source or origin, and the goodwill connected with the use of and symbolized by the foregoing; (b) works of authorship and copyrights and, regardless of the medium of fixation or means of expression; (c) trade secrets, business or financial information, know-how and other non-public, or confidential information; (d) inventions and invention disclosures (whether or not patentable), industrial designs, and patents; (e) internet domain names, IP addresses, web addresses, social media accounts; (f) data, databases, computer software programs and software systems, whether in source code, object code, or human readable form; (g) other intellectual property and related proprietary rights; and (h) any registrations or applications for registration for any of the foregoing, and any provisionals, divisionals, continuations, continuations in part, renewals, reissuances, re-examinations and extensions of any of the foregoing (as applicable).

“Intervening Event” means, with respect to the Company any material event, circumstance, change, effect, development, or condition that was not known to or reasonably expected by any member of the Company Board, as of or prior to the date hereof and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by the Company (or to be refrained from being taken by the Company) pursuant to, this Agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an Intervening Event: (a) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer, or transaction from any third party relating to or in connection with a Takeover Transaction (which, for the purposes of the Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition of Takeover Transaction); (b) the mere fact in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period; or (c) any change in the price, or change in trading volume, of the Company Common Stock (provided, however, that, without limiting and subject to clause (a), it is understood that clauses (b) and (c) shall not apply to the underlying causes giving rise to or contributing to such meeting, exceeding or change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred).

“Intervening Event Notice Period” has the meaning set forth in Section 5.04(e).

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, with respect to the Company and its Subsidiaries, the actual knowledge of each of the individuals listed in Section 8.01 of the Company’s Disclosure Letter, after due inquiry.

“Laws” means any federal, state, local, municipal, foreign, multi-national or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Entity.

“Lease” shall mean all leases, subleases, licenses, concessions, and other agreements (written or oral) under which the Company or any of its Subsidiaries holds any Leased Real Estate, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any of its Subsidiaries thereunder.

“Leased Real Estate” shall mean all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by the Company or any of its Subsidiaries.

“Legal Action” means any legal, administrative, arbitral, or other proceedings, suits, actions, investigations, examinations, claims, audits, hearings, charges, complaints, indictments, litigations, or examinations.

“Lender” has the meaning set forth in Section 4.03.

“Liability” shall mean any liability, indebtedness, or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured, determined, determinable, or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).

“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer, and security interests of any kind or nature whatsoever.

“Merger” has the meaning set forth in Section 1.01.

“Merger Consideration” has the meaning set forth in Section 2.01(b).

“Merger Sub” has the meaning set forth in the Preamble.

“Multiemployer Plan” means an employee pension or welfare benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

“Nasdaq” has the meaning set forth in Section 3.03(c).

“New Cyber Policies” has the meaning set forth in Section 5.01(c).

“Non-U.S. Employee Plan” has the meaning set forth in Section 3.12(e).

“Open Source Software” means any software that is distributed under “open source” or “free software” terms, including any software distributed under the GPL, LGPL, Mozilla License, Apache License, Common Public License, BSD license or similar terms and including any software distributed with any license term or condition that: (a) requires or could require, or conditions or could condition, the use or distribution of such software on the disclosure, licensing, or distribution of any source code for any portion of such software or any derivative work of such software; or (b) otherwise imposes or could impose any limitation, restriction, or condition on the right or ability of the licensee of such software to use or distribute such software or any derivative work of such software.

“Order” has the meaning set forth in Section 3.09.

“Other Governmental Approvals” has the meaning set forth in Section 3.03(c).

“Outside Date” has the meaning set forth in Section 7.02(a).

“Owned Real Estate” shall mean all land, together with all buildings, structures, fixtures, and improvements located thereon and all easements, rights of way, and appurtenances relating thereto, owned by the Company or any of its Subsidiaries.

“Parent” has the meaning set forth in the Preamble.

“Parent Benefit Plans” has the meaning set forth in Section 5.07(b).

“Paying Agent” has the meaning set forth in Section 2.02(a).

“Payment Fund” has the meaning set forth in Section 2.02(a).

“Permits” has the meaning set forth in Section 3.08(b).

“Permitted Liens” means: (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (b) mechanics’, carriers’, workers’, repairers’, and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (c) zoning, entitlement, building, and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property; (d) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (e) any right of way or easement related to public roads and highways; (f) Liens arising under workers’ compensation, unemployment insurance, social security, retirement, and similar legislation; (g) statutory and contractual Liens to secure obligations to landlords under Real Property Leases; (h) unrecorded easements, restrictions and similar agreements that do not materially detract from the value of or materially impair the occupancy or use of the affected real property for the purposes for which it is currently used in connection with such Person’s businesses; and (i) Liens arising under or in connection with the Company’s or the Parent’s, as applicable, credit facility.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity, or other entity or group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Personal Data” means information relating to or reasonably capable of being associated with an identified or identifiable person, device, or household, including, but not limited to natural person’s name, street address, telephone number, email address, photograph, social security number, driver’s license number, passport number, or customer or account number, identifiable health information or any other piece of information that on its own or in combination with any other piece of information allows the direct or indirect identification of a natural person, “Personal Data” as defined by the European Union’s General Data Protection Regulation, “Personal Information” as defined by the California Consumer Privacy Act, as well as any “personal data,” “personal information,” “protected health information,” “nonpublic personal information,” and any other personally identifiable data governed by all Laws pertaining to privacy, data protection, Personal Data, data security or any other Privacy Requirement.

“Privacy Requirements” has the meaning set forth in Section 3.07(i).

“Real Estate” means the Owned Real Estate and the Leased Real Estate.

“Representatives” has the meaning set forth in Section 5.04(a).

“Reverse Termination Fee” means $99,000,000.

“Sanctioned Person” means any Person (i) designated on the US Department of Treasury’s Office of Foreign Assets Control’s list of Specially Designated Nationals and Blocked Persons, the Consolidated List of Financial Sanctions Targets maintained by Her Majesty’s Treasury or on any list of targeted persons issued under the Economic Sanctions Law of any other country, (ii) that is, or is part of, a government of a Sanctioned Territory, (iii) owned or controlled by, or acting on behalf of, any of the foregoing, (iv) located within or operating from a Sanctioned Territory, or (v) otherwise targeted under any Sanctions Law.

“Sanctioned Territory” means any country or other territory subject to a general export, import, financial or investment embargo under Economic Sanctions Law, which countries and territories, as of the date of this Agreement, include the region of Crimea, Cuba, Iran, North Korea, and Syria.

“Sanctions Law” means any economic or financial sanctions or export controls administered by the US Department of Treasury’s Office of Foreign Assets Control, the US State Department, the US Commerce Department, any other agency of the US government, the United Nations, the United Kingdom, the European Union or any member state thereof.

“SAR Per Share Consideration” means, with respect to a Company SAR, an amount equal to the difference between (a) the Merger Consideration, minus (b) the per share exercise price of such Company SAR.

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.04(a).

“SEC” has the meaning set forth in Section 3.03(c).

“Securities Act” has the meaning set forth in Section 3.04(a).

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other business entity of which a majority of the shares of voting securities is at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Superior Proposal” means a bona fide written Takeover Proposal (except that, for purposes of this definition, each reference in the definition of “Takeover Transaction” to “15%” shall be “50%”) that the Company Board determines in good faith (after consultation with outside legal counsel and the Company Financial Advisor) (i) is more favorable from a financial point of view to the holders of Company Common Stock than the transactions contemplated by this Agreement, taking into account: (a) all financial considerations; (b) the identity of the third party making such Takeover Proposal; (c) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal; (d) the other terms and conditions of such Takeover Proposal and the implications thereof on the Company, including relevant legal, regulatory, and other aspects of such Takeover Proposal deemed relevant by the Company Board; and (e) any revisions to the terms of this Agreement and the Merger proposed by Parent during the Superior Proposal Notice Period set forth in Section 5.04(d); (ii) is reasonably expected to be consummated on a timely basis and does not contain any condition on the third party’s obligation to consummate the Superior Proposal that is related to the third party’s completion of due diligence (for the avoidance of doubt, a right of the third party to access to or notification of information or documents shall not be deemed a due diligence closing condition) or the third party’s having obtained financing for the Superior Proposal and (iii) the financing of which is fully committed or reasonably determined in good faith by the Company Board to be available.

“Superior Proposal Notice Period” has the meaning set forth in Section 5.04(d).

“Surviving Corporation” has the meaning set forth in Section 1.01.

“Takeover Proposal” means any proposal or offer made by any Person or group (other than Parent and its Subsidiaries and Affiliates) (as defined pursuant to Section 13(d) of the Exchange Act), and whether involving a transaction or series of related transactions, for a Takeover Transaction.

“Takeover Transaction” means any (i) a merger, reorganization, share exchange, consolidation, business combination, dissolution, liquidation or similar transaction involving the Company pursuant to which any Person or group (as defined pursuant to Section 13(d) of the Exchange Act) would hold securities representing more than 15% of the total outstanding voting power of the Company after giving effect to the consummation of such transaction, (ii) the direct or indirect acquisition by any Person or group (other than Parent and its Affiliates) (as defined pursuant to Section 13(d) of the Exchange Act) of assets constituting or accounting for more than 15% of the assets, revenue or net income of the Company and its Subsidiaries, on a consolidated basis (in each case, including securities of the Subsidiaries of the Company, and measured by the fair market value thereof as of the date of such acquisition, as determined in good faith by the Company Board), or (iii) the direct or indirect acquisition by any Person or group (other than Parent and its Affiliates) (as defined pursuant to Section 13(d) of the Exchange Act) of securities representing more than 15% of the total outstanding voting power of the Company or outstanding equity of the Company after giving effect to the consummation of such acquisition, including pursuant to a tender offer or exchange offer.

“Taxes” means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Returns” means any return, declaration, report, claim for refund, information return or statement, or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Fee” means $66,000,000.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

Section 8.02 Interpretation; Construction.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit, Article, or Schedule, such reference shall be to a Section of, Exhibit to, Article of, or Schedule of this Agreement unless otherwise indicated. Unless the context otherwise requires, references herein: (i) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions of this Agreement; and (ii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” and the word “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” A reference in this Agreement to $ or dollars is to U.S. dollars. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Letter.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 8.03 Survival. None of the representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time, except for covenants and agreements that contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time.

Section 8.04 Governing Law; Submission to Jurisdiction. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the State of Delaware (including with respect to any claim for damages pursuant to this Agreement, which calculation of damages will be determined in all respects in accordance with Laws of the State of Delaware) without regard to the conflicts of law principles thereof; provided that, for the avoidance of doubt, the provisions respecting the consummation, effect and consequences of the Merger under the FBCA shall be interpreted, construed and governed by and in accordance with the FBCA. Each of the parties hereto irrevocably (i) agrees that any Legal Action with respect to, arising out of or relating to this Agreement, the Merger and the rights and obligations arising hereunder, or for recognition, interpretation and enforcement of any provisions of this Agreement shall be subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, and irrevocably submits itself and its property with respect to any such action to the exclusive jurisdiction of such court, (ii) agrees not to bring or support or permit any of its Related Parties to bring or support any Legal Action of any kind in any forum other than the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, and (iii) agrees that mailing of process or other papers in connection with any such Legal Action in the manner provided in Section 8.06 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such Legal Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement, the Merger or any other transaction contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Action with respect to this Agreement, the Merger and the rights and obligations arising thereunder or hereunder, or for recognition and enforcement of any judgment in respect of this Agreement, the Merger and the rights and obligations arising thereunder or hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8.04; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action, or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action, or proceeding is improper, or (z) this Agreement, the Merger or the subject matter thereof or hereof, may not be enforced in or by such courts. Notwithstanding anything to the contrary in this Agreement, each of the parties hereto, on behalf of themselves, their respective Subsidiaries and each of their respective Affiliates agrees (A) that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against the Debt Financing Parties in any way relating to this Agreement or any of the transactions contemplated hereby, including any dispute arising out of or relating in any way to the Commitment Letter or the Financing in any forum other than the United States District Court for the Southern District of New York or any New York State court sitting in the borough of Manhattan in New York City, (B) that except as specifically set forth in the documents relating to the Financing, any such action shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in the Commitment Letter or other applicable definitive document relating to the Financing, and (C) that the provisions of Section 8.05 relating to the waiver of jury trial shall apply to any such action, cause of action, claim, cross-claim or third-party claim.

Section 8.05 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING

OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, FINANCING OR THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.05.

Section 8.06 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.06):

If to Parent or Merger Sub, to:	Sitel Worldwide Corporation 600 Brickell Avenue Unit 3200 Miami, FL 33131 Attention: Elisabeth Destailleur Email: elisabeth.destailleur@sitel.com

with a copy (which will not constitute notice to Parent or Merger Sub) to:	Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue; 31st Floor
New York, NY 10022
Email:ethan.klingsberg@freshfields.com
           joseph.halloum@freshfields.com
Attention: Ethan Klingsberg
Joseph Halloum

If to the Company, to:	Sykes Enterprises, Incorporated 400 North Ashley Drive Suite 2800 Tampa, FL 33602 Attention: James Holder, Chief Legal Officer Email: james.holder@sykes.com

with a copy (which will not constitute notice to the Company) to:	Shumaker, Loop & Kendrick, LLP 101 E. Kennedy Blvd., Ste. 2800 Tampa, FL 33602 Attention: Gregory C. Yadley, Esq. Email: gyadley@shumaker.com or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

Section 8.07 Entire Agreement. This Agreement (including the Exhibits to this Agreement), the Company Disclosure Letter and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement and the Company Disclosure Letter (other than an exception expressly set forth as such in the Company Disclosure Letter), the statements in the body of this Agreement will control.

Section 8.08 No Third-Party Beneficiaries. Except as provided in Section 5.08 hereof (which shall be to the benefit of the parties referred to in such section), Section 7.06(d) (which shall be to the benefit of the parties referred to in such section) and Section 8.13 hereof (which shall be to the benefit of the parties referred to in such section), this Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.09 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.10 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Parent or Merger Sub, on the one hand, nor the Company on the other hand, may assign its rights or obligations hereunder without the prior written consent of the other party (Parent in the case of Parent and Merger Sub), which consent shall not be unreasonably withheld, conditioned, or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.11 Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law, or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy; provided however that under no circumstances will a party be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing and monetary damages.

Section 8.12 Specific Performance.

(a) The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (A) the parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (B) the provisions of Section 7.06 are not intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, the parties would not have entered into this Agreement. The parties hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by any party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of any party under this Agreement. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. The parties hereto further agree that (i) by seeking the remedies provided for in this Section 8.12, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 8.12 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 8.12 shall require any party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under thisSection 8.12 prior or as a condition to exercising any termination right under Article VII (and pursuing damages after such termination), nor shall the commencement of any legal proceeding pursuant to this Section 8.12 or anything set forth in this Section 8.12 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article VII or pursue any other remedies under this Agreement that may be available then or thereafter.

(b) Notwithstanding anything contained in this Agreement to the contrary, including, Section 8.12(a), the parties hereby further acknowledge and agree that the Company shall be entitled to specific performance of Parent’s obligation to cause the Parent and Merger Sub to consummate the Closing in accordance with Section 1.02 and to enforce the terms of this Agreement (including, for the avoidance of doubt, Section 5.17 (Financing)) if (and only if and for so long as) (A) all conditions set forth in Section 6.01 and Section 6.02 (other than those conditions that by their nature are to be satisfied at or immediately prior to the Closing, but which conditions at such time are capable of being satisfied if the Closing were to occur) have been and continue to be satisfied or (to the extent permitted by applicable Law) waived by Parent at the time when the Closing would be required to occur pursuant to Section 1.02, (B) Parent and Merger Sub fail to consummate the Closing on the date when the Closing should have occurred pursuant to Section 1.02, (C) the proceeds of the Financing has been funded or will be funded in accordance with the terms thereof at the Closing and (D) the Company has not terminated this Agreement in accordance with Article VII and has irrevocably confirmed in a written notice to Parent that all conditions to be satisfied or (to the extent permitted by applicable Law) waived (other than those conditions that by their nature are to be satisfied at or immediately prior to the Closing, but which conditions at such time are capable of being satisfied if the Closing were to occur), and that if specific performance is granted and Financing is funded, the Company is prepared to consummate the Closing in accordance with the terms of this Agreement, and Parent and Merger Sub fail to complete the Closing within three (3) Business Days after the delivery of the Company’s irrevocable written confirmation. Notwithstanding anything in this Agreement to the contrary, under no circumstances shall the Company be entitled to receive both (A) a grant of specific performance of Parent’s obligation to consummate the Closing and (B) the payment of the Reverse Termination Fee and the Fee Enforcement Expenses if any due pursuant to Section 7.06(b) or monetary damages; provided however, that, in the case of the grant of any monetary award by a court of competent jurisdiction in favor of the Company (other than for payment under Section 5.18(b), the Company may enforce such award and accept such monetary payment only if, within two (2) weeks following such grant of monetary award, the Company shall offer and commit to complete the Merger and Parent and Merger Sub have not consummated the Merger by the conclusion of such two (2) weeks; provided further that, the Company shall, and shall cause its Representatives to, dismiss with prejudice any Legal Action still pending at such time as Parent and Merger Sub consummate the Merger.

Section 8.13 Lender Provisions. Notwithstanding anything to the contrary in this Agreement, the Company and the Parent, on behalf of themselves, their respective Subsidiaries and each of their respective Affiliates hereby agrees: (i) that none of the Debt Financing Parties will have any liability to the Company or any of its Subsidiaries, any of its or their respective Affiliates or Representatives, or any successor or assign of any of the foregoing (in each case, other than Parent or its respective Subsidiaries) relating to or arising out of this Agreement, the Financing, the Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise, (ii) the Company (on behalf of itself and its Subsidiaries and Affiliates) agree that it will not (and will cause its Subsidiaries and Affiliates to not) commence, voluntarily join, maintain or support any Legal Action against any Debt Financing Party relating to or arising out of this Agreement, the Financing, the Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise (and in furtherance and not in limitation of the foregoing, the parties acknowledge and agree that no Debt Financing Party shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature) and (iii) that the Debt Financing Parties are express third party beneficiaries of, and may enforce, any of the provisions of Section 7.05 (as it relates to survival of provisions after termination of this Agreement), Section 7.06(d), Section 8.04 and Section 8.05 and this Section 8.13, and that such provisions (or any of the defined terms used herein or any other provision of this Agreement to the extent a modification, waiver or termination of such defined term or provision would modify the substance of any such Section ) shall not be amended in any way adverse to the Debt Financing Parties without the prior written consent of the Lenders (and any such amendment, waiver or other modification without such prior written consent shall be null and void). For purposes of this Agreement, “Debt Financing Parties” shall mean the Lenders, together with their respective Affiliates and their and their respective officers, directors, employees, partners, controlling persons, advisors, attorneys, agents and representatives and the respective successors and assigns of any of the foregoing, in their capacities as such; provided that neither Parent nor any Affiliate of Parent shall be a Debt Financing Party.

Section 8.14 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all of which shall together be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SYKES ENTERPRISES, INCORPORATED

By:	/s/ James Holder
Name:	James Holder
Title:	Chief Legal Officer

[Signature page to the Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SITEL WORLDWIDE CORPORATION

By:	/s/ Laurent Uberti
Name:	Laurent Uberti
Title:	Chief Executive Officer

FLORIDA MERGERSUB, INC.

By:	/s/ Laurent Uberti
Name:	Laurent Uberti
Title:	Chief Executive Officer

[Signature page to the Agreement and Plan of Merger]

Exhibit 99.1

News Release

news release

FOR IMMEDIATE RELEASE	June 18, 2021

SYKES ENTERPRISES, INCORPORATED TO BE ACQUIRED BY SITEL GROUP®

IN ALL-CASH TRANSACTION

--31.2% premium for SYKES stockholders

–Highly complementary combination to create a leading global CX offering with a wide breadth and depth of services, strong client relationships and considerable opportunities for employees worldwide

–Transaction was unanimously approved by both companies’ Boards of Directors

Sykes Enterprises,

Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL USA 33602

1 . 800 . TO . SYKES

http://www.sykes.com

EMEA Operations

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

TAMPA, FL – June 18, 2021 – Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a leading full life cycle provider of global customer experience management services, multichannel demand generation and digital transformation, and Sitel Group®, a leading global provider of customer experience (CX) products and solutions, today announced they have entered into a definitive merger agreement in which Sitel Group, through a wholly owned subsidiary, will acquire all of SYKES’ outstanding shares of common stock at a purchase price of $54 per share in a transaction valued at approximately $2.2 billion on a fully diluted basis. The purchase price represents a premium of 31.2% over SYKES’ closing price on June 17, 2021, and a premium of 29.1% over the 30-day volume-weighted average price of SYKES’ common stock.

President and Chief Executive Officer of the Company Chuck Sykes stated, “This combination marks a major milestone in our 40-plus year operating history. Thanks to the hard work of our team members, this transaction validates the execution of our vision, strategy, our differentiated full lifecycle business model and promises immediate and certain value for our stockholders at an attractive premium. As we embark on the next phase of our journey, there is an opportunity to take the business to historic heights with a proven partner with similar culture and values. In Sitel Group, I am confident that we have a valuable partner with a solid heritage of deep industry knowledge and experience, solid industry reputation, a shared vision and a people-first culture to better serve customers.”

“The strategic rationale driving this combination is solid,” said Laurent Uberti, President and Chief Executive Officer of Sitel Group. “By joining forces with such a healthy, profitable and financially solid U.S. brand that also has a stellar reputation, we will further enhance our global reach. With this combination, we will be a more competitive BPO player with a wide range of CX products and solutions, leveraging EXP+™, the Enterprise Experience Platform from Sitel Group, especially with the addition of SYKES’ CX solutions in digital, social media and robotic process automation (RPA), through their suite of digital transformation capabilities such as Clearlink and Symphony. By combining the two companies, our expanded geographic footprint, multi-shore solutions and greater capacity to serve customers will make us better equipped to help our customers navigate the rapid changes within the sector together. We began this journey more than 25 years ago and our entrepreneurial mindset still guides us, along with our talented people around the world and

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our people-centric values. We are excited about our future and continuing our story with best-in-class CX delivery for our customers and a greater employee experience for our combined 155,000 people. We have tremendous respect for Chuck Sykes and the business he and his family have built and all they have accomplished.”

The proposed transaction is not subject to a financing condition, is expected to be completed in the second half of 2021 and is subject to the approval of SYKES’ shareholders and customary closing conditions, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other regulatory clearances. Upon the closing of the transaction, which was approved unanimously by the Company’s Board of Directors, SYKES will become a privately-held company and its shares will cease trading on Nasdaq.

“On behalf of the SYKES board of directors, this transaction delivers significant and immediate value to our shareholders. We followed a disciplined process in forming a special transaction committee of the Board of Directors, which was chaired by independent director Carlos Evans, to facilitate the Board of Directors’ evaluation of strategic alternatives. After a thorough analysis, in concert with our advisors, the special transaction committee and the Company’s Board of Directors determined that this transaction is in the best interests of SYKES and its shareholders,” commented James S. MacLeod, SYKES’ Chairman of the Board of Directors.

Advisors

Goldman Sachs & Co. LLC served as exclusive financial advisor and Shumaker, Loop & Kendrick, LLP served as legal counsel to SYKES. The special transaction committee of the Board of Directors of SYKES was advised by Ballard Spahr LLP. Lazard Freres SAS served as financial advisor and Freshfields Bruckhaus Deringer US LLP served as legal counsel to Sitel Group. Committed debt financing has been provided by BNP Paribas to Sitel Group.

About Sykes Enterprises, Incorporated

Sykes Enterprises, Incorporated and consolidated subsidiaries (“SYKES” or the “Company”) is a leading full lifecycle provider of global customer experience management services, multichannel demand generation and digital transformation. SYKES provides differentiated full lifecycle customer experience management solutions and services primarily to Global 2000 companies and their end customers principally in the financial services, technology, communications, transportation & leisure and healthcare industries. The Company’s differentiated full lifecycle services platform effectively engages customers at every touchpoint within the customer journey, including digital media and acquisition, sales expertise, customer service, technical support and retention, many of which can be optimized through a suite of digital transformation capabilities under its SYKES Digital Services (“SDS”) group, which spans robotic process automation (“RPA”), self-service, insight analytics and digital learning. In addition to digital transformation, SYKES also provides artificial intelligence (“AI”) solutions that can be embedded and leveraged across its lifecycle offerings. The Company serves its clients through two geographic operating regions: the Americas (United States, Canada, Latin America, Australia and the Asia Pacific Rim) and EMEA (Europe, the Middle East and Africa). The Company’s Americas and EMEA regions primarily provide customer management solutions and services with an emphasis on inbound multichannel demand generation, customer service and technical support to its clients’ customers. These services are delivered through multiple communication channels including phone, e-mail, social media, text messaging, chat and digital self-service. The Company also provides various enterprise support services in the United States that include services for its clients’ internal support operations, from technical staffing services to outsourced corporate help desk services. In Europe, the Company also provide fulfillment services, which include order processing, payment processing, inventory control, product delivery and product returns handling. Additionally, through the Company’s acquisition of RPA provider Symphony Ventures Ltd (“Symphony”) coupled with its investment in

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AI through XSell Technologies, Inc. (“XSell”), the Company also provides a suite of digital transformation capabilities that optimizes its differentiated full lifecycle management services platform. The Company’s complete service offering helps its clients acquire, retain and increase the lifetime value of their customer relationships. The Company has developed an extensive global reach with customer experience management centers across six continents, including North America, South America, Europe, Asia, Australia and Africa. The Company delivers cost-effective solutions that generate demand, enhance the customer service experience, promote stronger brand loyalty, and bring about high levels of performance and profitability. For additional information please visit www.sykes.com.

About Sitel Group®

As a leading global provider of customer experience (CX) products and solutions, Sitel Group® empowers brands to build stronger relationships with their customers by creating meaningful connections that boost brand value. Inspired by each brands’ unique vision and goals, we ask “what if?” applying our expertise to create innovative solutions that reduce customer effort. With 100,000 people around the globe – working from home or from one of our CX hubs – we securely connect best-loved brands with their customers over 4.5 million times every day in 50+ languages. Whether digital or voice-based, our solutions deliver a competitive edge across all customer touchpoints. Our award-winning culture is built on 35+ years of industry-leading experience and commitment to improving the employee experience. EXP+™ from Sitel Group is a flexible solution with complete cloud capability, designed to simplify the delivery of end-to-end CX services, while boosting efficiency, effectiveness and customer satisfaction. EXP+ creates a robust ecosystem by harnessing the power of four connected product families: Empower, Engage, Explore and Evolve. Learn more at www.sitel.com and connect with us on Facebook, LinkedIn and Twitter.

Additional Information Regarding the Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of Sykes Enterprises, Incorporated (the “Company”) or the solicitation of any vote or approval. This communication relates to the proposed merger involving the Company and a wholly-owned subsidiary of Sitel Group (the “proposed merger”). The proposed merger will be submitted to the shareholders of the Company for their consideration at a special meeting of the shareholders. In connection therewith, the Company intends to file relevant materials with the Securities and Exchange Commission (“SEC”), including a definitive proxy statement on Schedule 14A (the “definitive proxy statement”), which will be mailed or otherwise disseminated to the Company’s shareholders when it becomes available. The Company may also file other relevant documents with the SEC regarding the proposed merger. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Shareholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Free copies of the definitive proxy statement and any other documents filed with the SEC can also be obtained on the Company’s website at https://investor.sykes.com/company/investors/investor-relations-home/default.aspx or by contacting the Company’s Investor Relations Department at subhaash.kumar@sykes.com.

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Certain Information Regarding Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 26, 2021, and its definitive proxy statement on Schedule 14A for the 2021 annual meeting of shareholders, filed with the SEC on April 16, 2021, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such definitive proxy statement. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement and other relevant documents filed with the SEC regarding the proposed merger, if and when they become available. Free copies of these materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

Certain information contained in this Communication constitutes “forward-looking statements.” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding possible or assumed future results of operations of SYKES, the expected completion and timing of the proposed merger and other information relating to the proposed merger. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and other words or expressions of similar meaning or import are intended to identify forward-looking statements. Such forward-looking statement are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from SYKES’ expectations as a result of a variety of factors. Forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which SYKES is unable to predict or control and which may cause SYKES’ actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements in relation to the proposed merger. SYKES disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments. Risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements and as it relates to the proposed merger include, but are not limited to:

•  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including those circumstances in which the Company would be required to pay a termination fee;

•  the failure of the parties to satisfy conditions precedent to the completion of the proposed merger, including the failure to obtain the requires approvals of SYKES’ shareholders for the proposed merger or the transaction parties’ failure to obtain necessary regulatory approvals;

•  the later existence of any unanticipated difficulties or expenses related to the proposed merger, including the disruption of any existing plans or any impact on employee retention following the announcement of the proposed merger;

•  the risk that regulatory or other approvals are delayed or are subject to terms and conditions not otherwise anticipated, or that the proposed merger may not be otherwise completed in a timely manner or at all;

•  the impact of any response to the announcement and pendency of the merger by customers, business partners, service providers or other government regulators;

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•  the commencement of any legal proceedings or the entry of any judgments or settlements, including any lawsuits that may be filed against the Company, its board of directors, executive officers or other individuals following the announcement of the proposed merger; and

•  and the risks, uncertainties, and other factors detailed from time to time in SYKES’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed or furnished with the Securities and Exchange Commission.

SYKES assumes no obligation to update any forward-looking statement contained in this communication.

SYKES investor contact:

Subhaash Kumar

Sykes Enterprises, Inc.

(813) 233-7143

subhaash.kumar@sykes.com

SYKES media contact:

Jesse Himsworth

Sykes Enterprises, Inc.

(801) 874-9390

Jesse.Himsworth@sykes.com

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